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Rapid7, Inc.

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April , 2020
To our stockholders:
We are pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Rapid7, Inc. to be held on Wednesday, June 3, 2020 at 10:00 a.m., Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.meetingcenter.io/235746995 and entering the meeting password, RPD2020, and your control number (included on the notice regarding availability of proxy materials mailed to you).
Details regarding the Annual Meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2019 Annual Report. The notice contains instructions on how to access those documents online. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2019 Annual Report and a form of proxy card or voting instruction card. We believe that providing our proxy materials online increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy online or by telephone by following the instructions on the notice you received, or, if you receive a paper copy of our proxy materials by mail, by completing and returning the proxy card or voting instruction card mailed to you. Please review the instructions for each of your voting options described in this proxy statement as well as in the notice you received in the mail carefully.
Thank you for your ongoing support of and continued interest in Rapid7. We look forward to seeing you at the Annual Meeting.
Sincerely,

Corey Thomas
Chief Executive Officer and Chairman of the Board of Directors

RAPID7, INC.
120 Causeway Street
Boston, Massachusetts 02114
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 3, 2020
To the Stockholders of Rapid7, Inc.:
NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Rapid7, Inc., a Delaware corporation (the “Company”) will be held on Wednesday, June 3, 2020 at 10:00 a.m., Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.meetingcenter.io//235746995 and entering the meeting password PRD2020, and your control number (included on the Notice Regarding the Availability of Proxy Materials mailed to you). The purpose of the Annual Meeting will be the following:

1.	To elect the three (3) nominees for director named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2023 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

4.
To approve an amendment to our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to declassify our board of directors as of the date of our 2023 Annual Meeting of Stockholders.

5.
To approve an amendment to our Certificate of Incorporation to eliminate, as of June 30, 2022, the supermajority voting requirement for (i) amendments to the Certificate of Incorporation and (ii) stockholder amendments to our Amended and Restated Bylaws (the "Bylaws").

6.	To conduct any other business properly brought before the Annual Meeting (including adjournments, continuations and postponements thereof).
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 15, 2020. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors,
Peter Kaes
General Counsel and Corporate Secretary
Boston, Massachusetts
April , 2020

Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote during the live webcast if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you may vote online or as is otherwise provided in the Notice you receive from your broker, bank, or other nominee.

RAPID7, INC.
120 Causeway Street
Boston, Massachusetts 02114
PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 3, 2020
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
We are providing you with these proxy materials because the Board of Directors of Rapid7, Inc. (the “Board”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Rapid7, Inc. (the “Company”), including at any adjournments or postponements thereof, to be held on Wednesday, June 3, 2020 at 10:00 a.m., Eastern Time, via live audio webcast at www.meetingcenter.io//235746995. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are first being distributed and made available on or about April , 2020.
As used in this Proxy Statement, references to “we,” “us,” “our,” “Rapid7” and the “Company” refer to Rapid7, Inc. and our consolidated subsidiaries. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
Why did I receive a Notice of Internet Availability of Proxy Materials on the Internet instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.
The Notice will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement, proxy card and 2019 Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting of Stockholders, this Proxy Statement and 2019 Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
We intend to mail the Notice on or about April , 2020 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and our Annual Report on Form 10-K for the year ended December 31, 2019 will be made available to stockholders on the Internet on the same date.

Will I receive any other proxy materials by mail?
You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice on or after , 2020.
Why a Virtual Meeting?
We have decided to hold a virtual meeting in light of concerns regarding coronavirus (COVID-19) and because it improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Information on how to vote online during the Annual Meeting is discussed below.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on April 15, 2020 will be entitled to vote at the Annual Meeting. On this record date, there were shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 15, 2020, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet, over the telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 15, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are five matters scheduled for a vote:

•	Proposal 1: Election of three directors to hold office until the 2023 Annual Meeting of Stockholders;

•	Proposal 2: Ratification of selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

•	Proposal 3: Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with SEC rules;

•	Proposal 4: Approval of an amendment to our Certificate of Incorporation to declassify our board of directors as of the date of the 2023 Annual Meeting of Stockholders; and

•	Proposal 5: Approval of an amendment to our Certificate of Incorporation to eliminate, as of June 30, 2022, the supermajority voting requirement for (i) amendments to the Certificate of Incorporation and (ii) stockholder amendments to our Bylaws.
You may either vote “FOR” all the proposed nominees to the Board or you may “WITHHOLD” your vote for any nominee you specify. Proxies cannot be voted for a greater number of persons than the nominees named in this Proxy Statement. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting.

What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote at the Annual Meeting?
Stockholders of record at the close of business on April 15, 2020 will be able to attend the Annual Meeting, vote, and submit questions during the Annual Meeting by visiting www.meetingcenter.io//235746995 at the meeting date and time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 9:30 a.m., Eastern Time. The two items of information needed to access the virtual Annual Meeting from the website are the following:
Username:  15-digit control number located in the shaded bar on the Notice you receive or on the proxy card
Password:  RPD2020
Have the Notice or proxy card in hand when you access the website and then follow the instructions. If you are a stockholder of record, you are already registered for the virtual meeting. If you hold your shares beneficially in street name, you must register in advance to attend the virtual meeting, vote, and submit questions. To register in advance you must obtain a legal proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy along with your email address to Computershare. Requests for registration should be directed to Computershare by email at legalproxy@computershare.com or by mail at:

Computershare
Rapid7 Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 29, 2020.
Stockholders of record and beneficial owners who duly registered to attend the Annual Meeting will be able to vote their shares and submit questions at any time during the virtual meeting by following the instructions on the website above.
If you have technical difficulties or trouble accessing the virtual meeting at any time after online access commences at 9:30 a.m., Eastern Time, on the date of the Annual Meeting, please access the support link provided on the website or to go https://support.vevent.com.
Even if you plan to attend the virtual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
Can I ask questions at the Annual Meeting?
Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments. If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.meetingcenter.io//235746995 as described above and typing your question in the box in the Annual Meeting portal.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting.
How do I vote without attending the Annual Meeting?
Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy over the telephone, through the Internet or using a proxy card that you may request or that we may elect to deliver at a later time.

•	To vote by using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial the number found on the Notice or the printed proxy card that may be delivered to you using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the printed proxy card.

•	To vote through the Internet, go to www.envisionreports.com/RPD to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by telephone, through the Internet, by requesting and returning a printed proxy card or by submitting a ballot at the Annual Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 15, 2020.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by telephone, through the Internet, by completing the printed proxy card that may be delivered to you or at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the three nominees for director, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, “FOR” the advisory approval of named executive officer compensation, "FOR" declassifying our board of directors and, "FOR" eliminating the supermajority voting requirements to amend our Certificate of Incorporation and Bylaws. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. Proposals 1, 3, 4 and 5 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the vote during the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Rapid7, Inc., 120 Causeway Street, Boston, Massachusetts 02114.

•	You may attend the Annual Meeting and vote as described above. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your most current proxy card, or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent to change those instructions.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, you must submit your proposal, in writing, by December 23, 2020, to our Corporate Secretary c/o Rapid7, Inc., 120 Causeway Street, Boston, Massachusetts, 02114, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Pursuant to our bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2021 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on March 5, 2021 nor earlier than the close of business on February 3, 2021. However, if our 2021 Annual Meeting of Stockholders is not held between May 4, 2021 and July 3, 2021, to be timely, notice by the stockholder must be received not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2021 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting of Stockholders is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
What are “broker non-votes”?
If you are the beneficial owner of shares held in “street name,” your shares may constitute “broker non-votes.” Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other securities intermediary holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other securities intermediary can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules of NYSE, which generally apply to all brokers, bank or other securities intermediaries, on voting matters characterized by the NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only Proposal 2 is considered a “routine” matter for this purpose and brokers, banks or other securities intermediaries generally have discretionary voting power with respect to such proposal. Proposals 1 and 3-5 are not considered routine matters, and without your instructions, your broker cannot vote your shares for those proposals.
As a reminder, if you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1 to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; and with respect to Proposals 2-5 votes “FOR,” “AGAINST” and abstentions and, if applicable, broker non-votes.

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors
Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors. The nominees receiving the most “FOR” votes will be elected as directors; withheld votes will have no effect.
			No effect	No effect
2	Ratification of the Selection of KPMG LLP as our Independent Registered Public Accounting Firm	“FOR” votes from the holders of a majority of shares present in person or by remote communication, if applicable, or represented by proxy and entitled to vote on this proposal.	Against	Likely not applicable(1)
3	Advisory Approval of the Compensation of our Named Executive Officers	“FOR” votes from the holders of a majority of shares present in person or by remote communication, if applicable, or represented by proxy and entitled to vote on this proposal.	Against	No effect
4	Approval of an amendment to our Certificate of Incorporation to declassify our board of directors	“FOR” votes from the holders of at least sixty-six and two-thirds percent (66 2/3%) of shares entitled to vote.	Against	Against
5
Approval of an amendment to our Certificate of Incorporation to eliminate the supermajority voting requirement for (i) amendments to the Certificate of Incorporation and (ii) stockholder amendments to our Bylaws
		“FOR” votes from the holders of at least sixty-six and two-thirds percent (66 2/3%) of shares entitled to vote.	Against	Against

(1)	This proposal is considered to be a "routine" matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person, by remote communication or represented by proxy. On the record date, there were shares outstanding and entitled to vote. Thus, the holders of shares must be present in person, by remote communication or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board is currently divided into three classes. Each class consists, as nearly as possible, of an equal number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
The Board presently has eight members. There are three directors in Class II whose term of office expires in 2020: Judy Bruner, Benjamin Holzman and Tom Schodorf. Our Board has nominated Ms. Bruner and Messrs. Holzman and Schodorf for re-election at the Annual Meeting to serve as Class II directors and if elected at the Annual Meeting, each of these nominees would serve until the 2023 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of the nominees for election at the Annual Meeting was recommended for election by the Nominating and Corporate Governance Committee and is currently serving as a director of the Company. Mr. Holzman was initially appointed to the Board in August 2008 pursuant to the provisions of a voting agreement entered into between us and certain of our stockholders that terminated upon the completion of our initial public offering. Mr. Schodorf and Ms. Bruner were initially appointed to the Board in July 2016 and October 2016, respectively, by the then-current members of the Board to fill a vacant seat.
It is our policy to invite directors and nominees for director to attend the Annual Meeting. Two of our directors serving at the time of our 2019 Annual Meeting of Stockholders attended that meeting.
Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Directors are elected by a plurality of the votes of the holders of shares present in person, by remote communication or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we will propose. Each nominee has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
The outcome of the vote with respect to Proposal 4 will not impact the vote with respect to the election of directors at the Annual Meeting. If Proposal 4 passes, the amendment to our certificate of incorporation relating to the declassification of our board of directors will impact elections of directors beginning at our 2023 Annual Meeting of Stockholders.

The following table sets forth the names, ages as of April , 2020, and certain other information for each of the nominees for Class II directors and for each continuing director whose terms do not expire at the Annual Meeting.

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term For Which Nominated
1. Director Nominees
Judy Bruner(1)	II	61	Director	2016	2020	2023
Benjamin Holzman(3)	II	45	Director	2008	2020	2023
Tom Schodorf(2)	II	62	Director	2016	2020	2023

2. Continuing Directors
Michael Berry(1)	III	57	Director	2012	2021	—
Marc Brown(2)	III	55	Director	2016	2021	—
Christina Kosmowski(1)	III	43	Director	2019	2021	—
J. Benjamin Nye(2)(3)	I	54	Lead Independent Director	2008	2022	—
Corey Thomas	I	44	Chairman of the Board	2012	2022	—

(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and corporate governance committee
Director Nominees
Judy Bruner has served as a member of our Board since October 2016. Ms. Bruner most recently served as the Executive Vice President, Administration and Chief Financial Officer of SanDisk Corp, a supplier of flash storage products, from June 2004 until May 2016, when SanDisk was acquired by Western Digital. Ms. Bruner currently serves on the board of directors of Applied Materials, Inc., a publicly traded semiconductor manufacturer and as chair of its corporate governance and nominating committee and as chair of its audit committee. Ms. Bruner also serves on the board of directors of Varian Medical Systems, Inc., a publicly traded manufacturer of medical devices and software, and as chair of its audit committee and a member of its ethics and compliance committee. Ms. Bruner also serves on the board of directors of Seagate Technology plc, a publicly traded provider of storage solutions, and as chair of its audit committee and a member of its nominating and governance committee. Ms. Bruner served on the board of directors of Brocade Communications Systems, Inc., a publicly traded data and storage networking products company, and as chair of its audit committee, from January 2009 to November 2017. Ms. Bruner received a B.A. in Economics from the University of California, Los Angeles and an M.B.A. from the University of Santa Clara. Our Board believes that Ms. Bruner’s financial and business expertise, including her experience in financial management with a range of technology companies qualifies her to serve on our Board.
Benjamin Holzman has served as a member of our Board since August 2008. Mr. Holzman currently serves as Chief Financial Officer for Artemis Health Inc., a position he has held since July 2019. Mr. Holzman served as the Chief Operating Officer for MX Technologies, Inc., a position he has held from 2018 to 2019. From July 2007 to December 2015, Mr. Holzman worked at Bain Capital Venture Partners, LLC, where he served most recently as a managing director. Mr. Holzman received a B.S.E. in biomedical and electrical engineering from Duke University and an M.B.A. from the MIT Sloan School of Management. Our Board believes that Mr. Holzman’s extensive experience with a wide range of technology companies qualifies him to serve on our Board.
Tom Schodorf has served as a member of our Board since July 2016. Mr. Schodorf currently serves on the board of directors of Tufin Software Technologies Ltd., a publicly traded security policy management company, and as a member of its audit committee. Mr. Schodorf has previously served as the Senior Vice President, Field Operations of Splunk Inc., a provider of log-management and analytic-systems software, from October 2009 to March 2015. Mr. Schodorf received a B.S.B.A. from The Ohio State University and an M.B.A. from the University of Dayton. Our Board believes that Mr. Schodorf’s experience as an executive in the technology industry qualifies him to serve on our Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Continuing Directors
Corey Thomas has served as our Chief Executive Officer and as a member of our Board since October 2012. He was appointed as Chairman of our Board in February 2019. From November 2008 to September 2012, Mr. Thomas held various other roles at Rapid7, including serving as Chief Operating Officer. He currently serves on the board of directors of LPL Financial Holdings Inc., a publicly traded financial services company, and as a member of its audit committee since May 2019. Mr. Thomas also serves on the board of directors of Blue Cross Blue Shield of Massachusetts, serving on its audit and health care quality and affordability committees. Mr. Thomas received a B.E. in electrical engineering and computer science from Vanderbilt University and an M.B.A. from Harvard Business School. Our Board believes that Mr. Thomas’ financial and business expertise and his daily insight into corporate matters as our Chief Executive Officer qualify him to serve on our Board.
Michael Berry has served as a member of our Board since November 2012. Mr. Berry currently serves as Executive Vice President and Chief Financial Officer for NetApp, Inc., a position he has held since March 2020. From February 2017 to March 2020, he served as Executive Vice President and Chief Financial Officer for McAfee LLC. From June 2016 to February 2017, he served as Executive Vice President, Chief Operating Officer and Chief Financial Officer for FireEye, Inc., a provider of security software and services, after joining FireEye as the Senior Vice President and Chief Financial Officer in September 2015. From November 2014 to September 2015, Mr. Berry served as the Executive Vice President and Chief Financial Officer of Informatica Corporation, a provider of data integration software. He also serves on the board of directors of FinancialForce.com, Inc., a cloud-based applications company, and as chair of its audit committee. Mr. Berry received a B.A. in finance from Augsburg College and an M.B.A. in finance from the University of St. Thomas. Our Board believes that Mr. Berry’s financial expertise and experience in the software and technology industries qualify him to serve on our Board.
Marc Brown has served as a member of our Board since July 2016. He has been employed since January 2000 by Microsoft Corporation, where he currently serves as the Managing Director, Corporate Development, Global Head of M&A and Strategic Investments. He received an A.B. from Colgate University, an M.B.A. from the New York University – Leonard N. Stern School of Business and a J.D. from Georgetown University Law Center. Our Board believes that Mr. Brown’s extensive experience with corporate strategy, development and M&A activities at a Fortune 50 software and technology company qualifies him to serve on our Board.
Christina Kosmowski has served as a member of our Board since July 2019. Ms. Kosmowski currently serves as the Global Head of Customer Success and Services of Slack Technologies, Inc., a position she has held since February 2017. From May 2002 to February 2017, Ms. Kosmowski was employed by Salesforce.com, Inc., where she served most recently as Senior Vice President, Revenue Lifecycle Management and Customer Success. Ms. Kosmowski holds a B.S. in Industrial Engineering from Northwestern University. Our Board believes that Ms. Kosmowski’s experience as an executive with focus on customer experience in the technology industry qualifies her to serve on our Board.
J. Benjamin Nye has served as a member of our Board since August 2008 and as our Lead Independent Director since February 2019. Mr. Nye is a Senior Advisor of the technology and infrastructure investing efforts for Bain Capital Venture Partners, LLC, which he joined in October 2004. Mr. Nye also has served as the Chief Executive Officer and director of Turbonomic, Inc., a software company that provides virtualization management solutions for control cloud and virtualized environments, since September 2013. Mr. Nye served as a director of SolarWinds, Inc., a publicly traded software company, from December 2005 until May 2015. Mr. Nye received a B.A. in government from Harvard College and an M.B.A. from Harvard Business School. Our Board believes that Mr. Nye’s financial and business expertise, including his experience in managing and directing technology companies, qualifies him to serve on our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under Nasdaq Stock Market (“Nasdaq”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
In making this determination, our Board receives information annually from each of our directors regarding each director’s business and personal activities as they relate to us and our management. Each director completes a detailed questionnaire that provides information about relationships that might affect the determination of his or her independence. The Board then takes into account all known relevant facts and circumstances concerning any relationship bearing on the independence of a director or nominee. This process includes evaluating whether any identified relationship otherwise adversely affects a director’s independence and affirmatively determining that the director has no material relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent auditors, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mses. Bruner and Kosmowski, and Messrs. Berry, Brown, Holzman, Nye and Schodorf. Mr. Thomas is not an independent director by virtue of his employment with us.
Board Leadership Structure
Corey Thomas serves as our Chairman and Chief Executive Officer and J. Benjamin Nye serves as our lead independent director. The Board believes that our current leadership structure is effective, efficient and in the best interest of Rapid7 and our stockholders.
Under our corporate governance guidelines, our Board may separate or combine the roles of Chairman and Chief Executive Officer when and if it believes it advisable and in the best interest of Rapid7 and its stockholders to do so. The Board believes that Mr. Thomas’ role as Chairman promotes a number of important objectives. Since he is the director with the deepest familiarity with our business and is best positioned to lead the execution of our key strategies, his service as Chairman adds a substantial strategic perspective while at the same time providing important continuity to Board leadership. Based on this, the Board has concluded that his continuing service as Chairman remains in the best interests of stockholders.
In addition, having Mr. Nye as our lead independent director strengthens the Board’s overall independence and oversight of our business and enhances the Board communication and effectiveness. Mr. Nye is an active lead independent director. As lead independent director, Nye’s responsibilities set forth under our corporate governance guidelines include:

•	establish the agenda for meetings of the independent directors;

•	preside over meetings of the independent directors;

•	preside over any portions of meetings of the Board evaluating the performance of the Board;

•	coordinate the activities of the other independent directors; and

•	perform such other duties specified by the Board from time to time.
In addition, Mr. Nye is involved in our Chief Executive Officer succession planning and performance evaluation, as well as our annual Board and Committee self-evaluations, with the other members of the Compensation Committee and Nominating and Corporate Governance Committee.
In addition, we have a separate chair for each committee of the Board. At each regular Board meeting, the chairs of each committee are expected to report to the Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case. Our Bylaws and Corporate Governance

Guidelines provide the Board with flexibility to make determinations as circumstances require and in a manner that it believes is in the best interests of the Company. The Board will continue to evaluate our leadership structure periodically and make changes in the future as it deems appropriate.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and our cyber security strategy and governance framework to continually assess risk and improve our compliance. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the chair of each committee of the Board to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
Meetings of the Board of Directors
The Board of Directors met four times during 2019. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an independent director under Nasdaq standards. Below is a description of each of our standing committees.
In addition to our standing committees, our Board formed an Operations Committee in October 2016 to work with our management on a comprehensive review of our operations. Each of our committees has authority to engage experts, advisors or consultants, as it deems appropriate to carry out its responsibilities.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee meets regularly with and without the Company's internal auditor and independent registered public accounting firm in separate executive sessions. The Audit Committee evaluates the performance of and assesses the qualifications of the Company’s independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or disapproves transactions between the Company and any related persons; confers with management, and the Company’s independent registered public accounting firm, as appropriate, regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee also monitors compliance with legal and regulatory requirements and our cyber security strategy and governance framework to continually assess risk.
The Audit Committee is currently composed of three directors: Mr. Berry and Mses. Bruner and Kosmowski. Mr. Berry is the chair of the Audit Committee. The Audit Committee met five times during 2019. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://investors.rapid7.com.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all of the current members of the Audit Committee are independent (as independence is currently defined under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act).
The Board has also determined that each of Mr. Berry and Ms. Bruner qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made qualitative assessments of the respective levels of knowledge and experiences of each of Mr. Berry and Ms. Bruner based on a number of factors, including their formal education and experiences as chief financial officers for publicly and privately held companies. This designation does not impose on Mr. Berry or Ms. Bruner any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee of the Board of Directors has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Respectfully submitted,
Michael Berry
Judy Bruner
Christina Kosmowski
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is currently composed of three directors: Messrs. Brown, Nye and Schodorf. Mr. Nye is the chair of the Compensation Committee. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met four times during 2019. The Board has adopted a written Compensation Committee charter that is available to our stockholders on our website at http://investors.rapid7.com.
The Compensation Committee acts on behalf of the Board to review, adopt and approve the Company’s compensation strategy, policies, plans and programs, including:

•
reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate, which powers shall include the power to exercise discretion to adjust compensation based on such goals and objectives;

•	reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to non-employee members of the Board;

•	evaluating and approving the compensation plans and programs advisable for us, as well as evaluating and approving the modification or termination of existing plans and programs;

•	establishing policies with respect to equity compensation arrangements with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to us;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for our executive officers and, as appropriate, other senior management;

•	administration of our equity compensation plans, pension and profit-sharing plans, stock purchase plans, bonus plans, deferred compensation plans and other similar plan and programs; and

•	reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.
The Compensation Committee reviews annually with management the Compensation Discussion and Analysis and considers whether to recommend that it be included in our Annual Report on Form 10-K, proxy statements and other filings.
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The Compensation Committee also meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, nor is present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with

SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The Compensation Committee has delegated to Mr. Thomas the authority to grant restricted stock units awards to employees (other than executive officers) and consultants within specified guidelines and procedures set by the Compensation Committee.
The specific determinations of the Compensation Committee with respect to executive compensation for the year ended December 31, 2019, as well as the role of the compensation consultant in assisting with those determinations, are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Respectfully submitted,

Marc Brown
J. Benjamin Nye
Thomas Schodorf
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board is responsible for identifying and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board and developing a set of corporate governance principles for us.
The Nominating and Corporate Governance Committee is currently composed of two directors: Messrs. Holzman and Nye. Mr. Holzman is the chair of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating and Corporate Governance Committee met four times during 2019. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at http://investors.rapid7.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Rapid7, Inc., 120 Causeway Street, Boston, Massachusetts 02114 at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Communications with the Board of Directors
Stockholder communications will be reviewed by the Corporate Secretary of the Company, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. We also have a corporate ethics hotline to allow complaints related to questionable accounting or auditing matters, which are immediately directed to the chair of the Audit Committee.
Code of Ethics
We have adopted the Rapid7 Code of Business Conduct that applies to all of our officers, directors, employees and independent contractors. The Code of Business Conduct is available on our website at http://investors.rapid7.com. If we make any substantive amendments to the Code of Business Conduct or we grant any waiver from a provision of the Code of

Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on our website at http://investors.rapid7.com.
Diversity and Inclusion
We believe that a company culture focused on diversity and inclusion is a key driver of creativity and innovation and that diverse and inclusive teams make better business decisions, which ultimately drive better business performance. We are committed to recruiting, retaining and developing high-performing, innovative and engaged employees with diverse backgrounds and experiences. For example, over the past several years, we have launched a diversity initiative to promote transparency by publishing our workforce demographic data internally and increase thoughtful discussions across the company, including holding an unconscious bias training for all of our employees. We are also focused on identifying and promoting diverse leaders through the organization at all levels and signed the Corporate Parity Pledge, which includes, among other things, a commitment to interview at least one woman for every open role at the vice president level and above. We have also directed our talent acquisition team to take the further step of interviewing at least one woman and/or person of color for every role we hire for. We were selected for the second year in a row for inclusion in the Bloomberg Gender-Equality Index (GEI), which distinguishes companies committed to transparency in gender reporting and advancing women’s equality.
In addition, in January 2019, our Board amended the Corporate Governance Guidelines to emphasize its commitment to diversity on the Board and any search firm retained to assist the Nominating and Corporate Governance Committee in seeking candidates for the Board will be instructed to seek to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise from, among other areas, the traditional corporate environment, government, academia, private enterprise, non-profit organizations, and professions such as accounting, finance, marketing, human resources, and legal services.
Corporate Responsibility
We are just as passionate about supporting our community as we are our customers. We partner with a variety of STEM and inclusion-focused programs to promote technology education for all. We encourage employee volunteerism at all our locations by both designating a global day of service each fall, as well as more concentrated work throughout the year. We believe that part of our responsibility as a business is to contribute back to our broader communities to support all of us to reach our full potential.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has been engaged by the Audit Committee to audit our financial statements since 2013. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
The affirmative vote of the holders of a majority of the shares present in person, by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2019 and 2018 by KPMG LLP.

	Year Ended December 31,
	2019	2018
Audit Fees(1)	$1,667,000	$2,168,125
Audit-Related Fees	-	-
Tax Fees(2)	$112,657	$169,012
All Other Fees(3)	$2,430	$2,430
Total Fees	$1,782,087	$2,339,567

(1)
Represents fees billed for professional services provided to us in connection with (a) the audit of our annual consolidated financial statements, (b) the review of our quarterly consolidated financial statements and (c) other regulatory filings. The Audit Fees in the year-ended December 31, 2019 include fees related to the implementation and related disclosures due to the adoption of Accounting Standards Update (ASU) 2016-02, Leases (Topic 842), as amended (ASC 842). The Audit Fees for the year ended December 31, 2018 include fees related to (1) implementation and related disclosures of ASU 2014-09, Revenue from Contracts with Customers (ASC 606), (2) the issuance of our 1.25% Convertible Senior Notes due in 2023 and (3) the issuance of comfort letters associated with the filing of our Prospectus Supplements in January, March and May 2018.

(2)	Represents fees billed for professional services provided for tax compliance, advice and planning.

(3)	Represents fees billed for access to online accounting research software applications and data.

All auditor fees must be approved by our Audit Committee and all fees described above were pre-approved by the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The Board recognizes the interests our investors have in the compensation of our named executive officers. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the related narrative disclosure, is hereby APPROVED.”
Because the vote is advisory, the result will not be binding on the Board, the Compensation Committee or us. Nevertheless, the views expressed by our stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory (non-binding) approval of Proposal 3 requires the approval of the holders of a majority of shares present in person, by remote communication or represented by proxy and entitled to vote at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4
AMENDMENT TO CERTIFICATE OF INCORPORATION TO DECLASSIFY BOARD OF DIRECTORS
Our Certificate of Incorporation provides that our Board is divided into three classes, with each class elected every three years. On the recommendation of the Nominating and Corporate Governance Committee, our Board has approved, and recommends that the stockholders approve, an amendment to our Certificate of Incorporation to eliminate the classified board structure in order to provide for the annual election of all directors.
The affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of our common stock entitled to vote at the annual meeting is required for approval of this proposal. If approved, this proposal would become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would file promptly after stockholder approval is obtained. The declassification of our Board pursuant to the proposed amendment will be phased in so as not to affect the unexpired term of any director elected at or before the 2020 Annual Meeting of Stockholders. Directors elected prior to the effectiveness of the amendment (including at the 2020 Annual Meeting of Stockholders) would stand for election for one-year terms once their then-current terms expire. This means that directors whose terms expire at the 2021 and 2022 Annual Meetings of Stockholders would be elected for one-year terms, and beginning with the 2023 Annual Meeting of Stockholders, all directors will be elected for one-year terms at each annual meeting of stockholders. In the case of any vacancy on the board of directors occurring after the 2020 Annual Meeting of Stockholders created by an increase in the number of directors on our Board, the vacancy would be filled through an interim appointment by the Board with the new director to serve a term ending no later than at the 2023 Annual Meeting of Stockholders. Vacancies on our Board created by resignation, removal, or death would be filled by election by the Board of a new director to serve until the end of the term of the director being replaced. The proposed amendment would not change the present number of directors or the authority of the Board to change that number and to fill any vacancies or newly created directorships. If this proposal is not approved, the Board will remain classified.
Delaware law provides that members of a board that is classified may be removed only for cause. At present, because our Board is classified, our Certificate of Incorporation provides that our directors may be removed only for cause. If the proposed amendment to the Certificate of Incorporation is approved, directors elected on or after the 2023 Annual Meeting of Stockholders will be able to be removed with or without cause.
Our Nominating and Corporate Governance Committee and the full Board periodically consider our corporate governance practices and structures. As part of that process, the Board considers corporate trends, peer practices, the views of our institutional stockholders and the guidelines of proxy advisory firms. After balancing these interests, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has decided to submit this proposal to eliminate our classified board structure.
In making this decision, the Board considered that many public companies have taken action to declassify their boards of directors. The Board further weighed the merits of both a classified board of directors and an annually-elected board of directors. In conducting its evaluation, the Board considered the advantages of a classified board structure, such as promoting board stability and continuity, providing a greater opportunity to protect the interests of stockholders in the event of an unsolicited takeover offer and reinforcing a commitment to long-term perspectives and value creation for our stockholders. The Board also considered, however, the corporate governance trend towards annual elections of directors, as this may increase directors’ accountability to stockholders and enable shareholders to express their views on each director’s performance by means of an annual vote. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.
Article V of the Certificate of Incorporation contains the provisions that will be affected if this proposal is adopted. Appendix A to this Proxy Statement shows the proposed changes to this Article, with deletions indicated by strike-outs and additions indicated by underlining. The Board has also adopted conforming amendments to our Bylaws, which will become effective contingent upon and immediately following the effectiveness of the amendments to the Certificate of incorporation.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4.

PROPOSAL 5
AMENDMENT TO CERTIFICATE OF INCORPORATION TO ELIMINATE
SUPERMAJORITY VOTING PROVISIONS FOR AMENDMENTS
TO OUR CERTIFICATE OF INCORPORATION AND BYLAWS
Our Certificate of Incorporation currently includes supermajority voting provisions in order for our stockholders to amend our Bylaws or Certificate of Incorporation. On the recommendation of the Nominating and Corporate Governance Committee, our Board approved, and recommends that stockholders approve, amendments to our Certificate of Incorporation to remove the supermajority voting requirements in Article V of our Certificate of Incorporation relating to the stockholder approval required to amend our Bylaws and in Article VIII of our Certificate of Incorporation relating to the stockholder approval required to amend our Certificate of Incorporation, in each case effective on June 30, 2022.
The affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of our common stock entitled to vote at the annual meeting is required for approval of this proposal. If approved, this proposal would become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would do promptly after stockholder approval is obtained. Following the effectiveness of the amendment, our stockholders will be permitted to amend our Bylaws and Certificate of Incorporation by a simple majority of the outstanding shares on or after June 30, 2022. If this proposal is not approved, the existing supermajority voting provisions will remain in effect.
Our Nominating and Corporate Governance Committee and the Board periodically consider our corporate governance practices and structures. As part of that process, the Board considers corporate trends, peer practices, the views of our institutional stockholders and the guidelines of proxy advisory firms. After balancing these interests, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has decided to submit this proposal to remove the supermajority voting requirements for stockholders to amend our Bylaws and Certificate of Incorporation.
In making this decision, the Board considered that the purpose of supermajority voting requirements is to facilitate corporate governance stability by requiring broad stockholder consensus to effect certain changes. The Board also considered, however, that evolving corporate governance practices have come to view such supermajority voting provisions as conflicting with principles of good corporate governance and that the elimination of such supermajority voting provisions in a company’s constituent documents increases a board’s accountability to stockholders and provides stockholders with greater ability to participate in the corporate governance of a company. The Board also considered the fact that many other public companies have transitioned away from such supermajority voting provisions. The Board concluded that a “majority of outstanding shares” standard for stockholder approval of amendment to the Bylaws and Certificate of Incorporation more appropriately balances the opportunity for stockholders to participate meaningfully in the corporate governance of the Company with the desire to protect the interests of all stockholders from action that may only be in the interest of a small percentage of stockholders.
Articles V and VIII of the Certificate of Incorporation contain the provisions that will be affected if this proposal is adopted. Appendix A to this Proxy Statement shows the proposed changes to these Articles, with deletions indicated by strike-outs and additions indicated by underlining. The Board has also adopted conforming amendments to our Bylaws, which will become effective contingent upon and immediately following the effectiveness of the amendment to the Certificate of Incorporation.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2020 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
Our calculation of the percentage of beneficial ownership is based on 50,419,374 shares of common stock outstanding on March 31, 2020. Shares of common stock issuable under stock options that are currently exercisable or exercisable within 60 days of March 31, 2020 and shares of common stock underlying restricted stock unit awards that are vested as of March 31, 2020 or will vest within 60 days of March 31, 2020 are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding these options or restricted stock unit awards and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.
This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise noted below, the address for persons listed in the table is c/o Rapid7, Inc., 120 Causeway Street, Boston, Massachusetts 02114.

	Number of Shares Beneficially Owned (#)	Percent of Shares Beneficially Owned (%)
5% Stockholders:
Entities affiliated with The Vanguard Group, Inc.(1)	4,203,783	8.3
Entities affiliated with BlackRock, Inc.(2)	3,800,978	7.5

Named Executive Officers and Directors:
Corey Thomas(3)	1,666,323	3.2
Jeffrey Kalowski(4)	153,800	*
Andrew Burton(5)	74,835	*
Christina Luconi(6)	47,385	*
Lee Weiner(7)	49,065	*
Michael Berry(8)	55,613	*
Marc Brown(9)	71,779	*
Judy Bruner(10)	27,467	*
Benjamin Holzman(11)	41,613	*
Christina Kosmowski	—	*
J. Benjamin Nye(11)	45,613	*
Tom Schodorf(12)	63,854	*
All current executive officers and directors as a group (13 persons)(13)	2,388,349	4.6

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	The information shown is as of December 31, 2019 and is based upon disclosures filed on a Schedule 13G/A on February 12, 2020 by The Vanguard Group - 23-1945930, which reported sole voting power over 101,214 shares, shared voting power over 9,829 shares, sole dispositive power over 4,097,803 shares and shared dispositive power over 105,980 shares. The address of The Vanguard Group—23-1945930 is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(2)	The information shown is as of December 31, 2019 and is based upon disclosures filed on a Schedule 13G on February 6, 2020 by BlackRock, Inc., which reported sole voting power over 3,655,292 shares and sole dispositive power over 3,800,978 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)	Includes (i) 1,301,861 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2020, (ii) 30,726 shares of common stock issuable upon the settlement of restricted stock units (“RSUs”) within 60 days of March 31, 2020 and (iii) 95,000 shares of common stock held by the Corey E. Thomas Irrevocable Trust of 2016, which is administered by an independent trustee.

(4)	Includes 90,110 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2020 and 17,581 shares of common stock issuable upon the settlement of RSUs within 60 days of March 31, 2020.

(5)	Includes 40,072 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2020 and 18,635 shares of common stock issuable upon the settlement of RSUs within 60 days of March 31, 2020.

(6)	Includes 17,813 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2020 and 8,849 shares of common stock issuable upon the settlement of RSUs within 60 days of March 31, 2020.

(7)	Includes 3,750 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2020 and 13,562 shares of common stock issuable upon the settlement of RSUs within 60 days of March 31, 2020.

(8)	Includes 37,558 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2020.

(9)	Includes 45,063 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2020.

(10)	Includes 2,347 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2020.

(11)	Includes 27,558 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2020.

(12)	Includes 41,423 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2020.

(13)	Consists of 605,100 shares of common stock held by all executive officers and directors as a group and 1,783,249 shares that all executive officers and directors as a group have the right to acquire from us within 60 days of March 31, 2020 pursuant to the exercise of stock options and the settlement of RSUs.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers as of the date of this Proxy Statement.

Name	Title
Corey Thomas	Chief Executive Officer and Chairman of the Board
Jeff Kalowski	Chief Financial Officer
Andrew Burton	President and Chief Operating Officer
Peter Kaes	Senior Vice President, General Counsel and Corporate Secretary
Christina Luconi	Chief People Officer
Lee Weiner	Chief Innovation Officer
Biographical information for Mr. Thomas is presented above under the caption “Election of Directors—Continuing Directors."
Jeff Kalowski, age 64, has served as our Chief Financial Officer since January 2017. Prior to joining Rapid7, Mr. Kalowski served as the Chief Financial Officer of Imprivata, Inc., an IT security company, since January 2007. Mr. Kalowski holds a B.S. in business administration from Northeastern University.
Andrew Burton, age 48, has served as our Chief Operating Officer since October 2016 and President since February 2019. He joined Rapid7 in October 2015 as our Senior Vice President, IT Search in connection with our acquisition of Logentries. Prior to that time, from July 2013 to October 2015, Mr. Burton served as President and Chief Executive Officer of Logentries. Mr. Burton received a B.S. in American Studies from Oregon State University, a Masters in Information Systems from University College, Dublin and an M.B.A. from Boston College.
Peter Kaes, age 39, has served as our General Counsel since July 2016. From January 2014 to July 2016, Mr. Kaes served as our Vice President, Legal. Mr. Kaes received a B.A. in rhetoric and legal studies from the University of California, Berkeley and a law degree from McGill University.
Christina Luconi, age 52, has served as our Chief People Officer since January 2011. Ms. Luconi received a B.A. in psychology from the George Washington University and an M.S. in organizational administration from Boston University.
Lee Weiner, age 46, has served as our Chief Innovation Officer since January 2020. From March 2016 to December 2019, Mr. Weiner served as our Chief Product Officer. From March 2013 to March 2016, Mr. Weiner served as our Senior Vice President, Products & Engineering. From June 2012 to March 2013, Mr. Weiner served as our Vice President of Products. Mr. Weiner received a B.A. in communications from the University of Massachusetts.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of our executive compensation program, philosophy and objectives, discusses our executive compensation policies and analyzes how and why the Compensation Committee of our Board (“the Compensation Committee”) arrived at specific compensation decisions for 2019 for the individuals who served as our principal executive officer, our principal financial officer and our three other most highly compensated executive officers as of December 31, 2019, referred to as our “named executive officers.”
Our named executive officers for 2019 are:

Name	Title
Corey Thomas	Chief Executive Officer and Chairman of the Board
Jeff Kalowski	Chief Financial Officer
Andrew Burton	President and Chief Operating Officer
Christina Luconi	Chief People Officer
Lee Weiner	Chief Innovation Officer
The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
Executive Summary
Our Company
We are a leading cyber security solutions provider, on a mission to make successful security tools and practices accessible to all.
Business Highlights
For our fiscal year ended December 31, 2019, we achieved strong growth and significantly improved business results that provide context for our stockholders reviewing our executive compensation actions and decisions. Our fiscal 2019 highlights include the following:

•	Annualized recurring revenue* was $338.7 million, an increase of 35% year-over-year.

•	Total revenue exceeded guidance and was $326.9 million, an increase of 34% year-over-year.

•	GAAP loss from operations was $(46.0) million in 2019 compared to $(53.0) million in 2018.

•	Non-GAAP income (loss) from operations** was $2.4 million in 2019 compared to $(20.4) million in 2018.

•	Ended 2019 with over 9,000 total customers, an increase of 16% year-over-year.
___________________
* Annualized recurring revenue (“ARR”) is a financial measure that we define as the annual value of all recurring revenue related to contracts in place at the end of the period.
**Non-GAAP income (loss) from operations ("Non-GAAP Operating Income") is a non-GAAP financial measure, which represents the GAAP income (loss) from operations, excluding stock-based compensation expense, amortization of acquired intangible assets and certain other items, such as acquisition-related expenses, follow-on public offering costs and litigation-related expenses. A reconciliation of GAAP loss from operations to non-GAAP income (loss) from operations is set forth on Appendix B to this Proxy Statement.

Summary of 2019 Executive Compensation Actions
•We structured 93% of our Chief Executive Officer’s and an average of 88% of our other named executive officers’ target total direct compensation to be "performance-based," in that their value is dependent on our measurable performance, consisting of an annual performance bonus opportunity and long-term equity incentives. Target total direct compensation consists of annual base salary, target performance bonus and the target grant date fair value of equity awards approved. The charts below show the pay mix of our Chief Executive Officer and other named executive officers and the components of their pay for fiscal 2019:

•	We structured annual performance bonus opportunities to be dependent on meeting ambitious financial targets that focused on driving growth for the business. We paid performance bonuses based on achieving $337.9 million of our total annualized recurring revenue ("Total ARR") target and overachieving our non-GAAP operating income ("Total Non-GAAP Operating Income") target at $2.8 million for 2019. For purposes of the annual performance bonus opportunity, we define Total ARR and Total Non-GAAP Operating Income as ARR and Non-GAAP Operating Income, respectively, each excluding the impact from acquisitions completed in 2019.

•	We retained an independent third-party compensation consultant to assist our Compensation Committee in assessing our executive compensation programs and making executive compensation decisions.

•	We identified a peer group of comparable public companies, selected with the assistance of our independent compensation consultant, to inform our decision-making process and to assist in ensuring that our executive compensation program is positioned to be competitive and aligned with our business objectives at this stage of our growth.

•	We increased the base salaries of our named executive officers whose salaries remained below 50th percentile of our peer group.

•	We did not pay any significant perquisites or any tax gross ups to our executive officers.

Executive Compensation Policies and Practices
Our executive compensation program reflects our strong commitment to good governance practices with respect to executive compensation:

	WHAT WE DO		WHAT WE DON'T DO
✓	100% Independent Directors on the Compensation Committee.	✗	No Guaranteed "Single Trigger" Change in Control Payments; Change in Control Equity Vesting Benefits Are Structured to be "Double Trigger" or Limited to Acquiring Company Refusing to Assume or Continue Awards.
✓	Retain an Independent Compensation Advisor.	✗	No Tax Reimbursements or Tax Gross Ups on Severance or Change in Control Payments.
✓	Review and Reevaluate Executive Compensation Annually.	✗	No Special Executive Welfare or Health Benefits, or Retirement Plans That Are Not Available to Our Employees Generally.
✓	Structure a Significant Portion of Executive Compensation to be Performance-Based.	✗	No Guaranteed Salary Increases or Bonuses.
✓	Tie Performance Bonus Opportunities to Corporate Objectives.	✗	No Short Sales or Hedging of Stock Ownership Positions and Transactions Involving Derivatives of Our Common Stock.
✓	Emphasize Long-Term Equity Incentives.
✓	Maintain Stock Ownership Guidelines for CEO and Directors.
✓	Transparent Disclosure of Performance Bonus Targets and Payout Structure.
Stockholder Engagement; Advisory Vote on Executive Compensation
At our 2019 Annual Meeting of Stockholders, we held our first “say on pay” advisory vote, and our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in our 2019 proxy statement. The proposal was supported by over 91% of the total votes cast. Our Compensation Committee considered the outcome of this vote and level of support and did not to make any significant changes to our executive compensation policies or decisions as a result of the vote; however, our Compensation Committee determined that it was important to engage with our stockholders to continually understand their views on executive compensation.
We value our stockholders’ continued interest and feedback. We are committed to maintaining an active dialogue to understand the priorities and concerns of our stockholders on the topics of executive compensation and corporate governance. We believe that ongoing engagement builds mutual trust and understanding with our stockholders. As part of our stockholder engagement and in response to the support received for our director elections at our last annual meeting, we reached out to our largest stockholders to gain a better understanding of their views regarding our corporate governance and executive compensation program, policies and practices. Specifically, we reached out to approximately 29 of our largest stockholders representing approximately 61% of our issued and outstanding shares as of December 31, 2019. We engaged in substantive discussions with numerous of our top holders. In the course of these discussions, we received valuable feedback on our corporate governance and executive compensation program, policies and practices. Our Compensation Committee will monitor and continue to evaluate our executive compensation program going forward in light of our stockholders’ views and our transforming business needs and expects to consider the outcome of our "say on pay" votes and our stockholders' views when making future executive compensation decisions.

Objectives, Philosophy and Elements of Executive Compensation
Our executive compensation program aims to achieve the following principal objectives:

•	attract, retain and reward highly qualified executives;

•	provide incentives that motivate and reward for achievement of our key performance goals that increase stockholder value over the long term;

•	align our executives’ interests with those of our stockholders; and

•	link pay to company performance.
Our compensation program generally consists of, and is intended to strike a balance among, three principal elements. The chart below includes these three elements, their principal features and why we pay them.

Compensation Element	Description	Purpose
Base Salary (fixed cash)	•Fixed component of pay that generally falls around the median of the market.	•Provides compensation for executive to perform job functions. •Provides financial stability and security.
Annual Performance Bonus (performance-based cash or equity)
•Opportunity to earn annually.
•Tied to achievement of key corporate goals.
•Executives can earn 0-150% of their target award based on achievement of pre-established targets.
•Includes a threshold level of performance necessary for any payout and a reasonable cap on payment.
•Motivates and rewards for achievement of key drivers of our annual operating plan. •Provides tangible, achievable goals and reinforces key priorities of the organization.
Long-Term Incentives (performance-based equity)	•Restricted stock unit awards, typically granted annually, that vest over four years, subject to continued employment on the vesting date.	•Vesting period assists with retention. •Aligns executives' interests with stockholder interests and changes in stockholder value over the long-term.
We also provide our executive officers with severance and change in control-related payment and benefits, as well as benefits available to all our employees, including retirement benefits under our Section 401(k) plan and participation in various employee health and welfare benefit plans.
We focus on providing a competitive compensation package to each of our executive officers that provides short-term and significant long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.
We do not have formal policies for allocating compensation among base salary, annual performance bonuses and equity awards, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, we historically have structured a significant portion of our named executive officers’ target total direct compensation so that it is comprised of performance-based bonus opportunities and long-term equity awards, in order to align our executive officers’ incentives with the interests of our stockholders and our corporate goals.

How We Determine Executive Compensation
Role of our Compensation Committee, Management and the Board
The Compensation Committee is appointed by the Board to assist with the Board’s oversight responsibilities with respect to the Company’s compensation policies, plans and programs, administration of the Company’s equity plans and its responsibilities related to the compensation of the Company’s executive officers, directors, and senior management, as appropriate. For details on the Compensation Committee’s oversight of the executive compensation program, see the section titled “Information Regarding Committees of the Board of Directors—Compensation Committee” of this Proxy Statement. The Compensation Committee consists solely of independent members of the Board.
The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and determines the principal components of compensation (base salary, annual performance bonuses and equity awards) for our executive officers, including our named executive officers, on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as the Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation. The Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers, but typically grants equity awards at a regularly scheduled meeting in the first quarter of the year and at the time of a new hire or promotion.
The Compensation Committee works with and receives information and analyses from management, including within our legal, finance, and people strategy departments, and our Chief Executive Officer, and considers such information and analyses in determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers. Our Chief Executive Officer evaluates executive officer performance and provides the Compensation Committee with these assessments, as well as with his recommendations and proposals regarding executive officer compensation programs and decisions affecting base salaries, annual performance bonuses, equity awards and other compensation-related matters, outside of the presence of any other named executive officers. However, the Compensation Committee retains the final authority to make all compensation decisions.
From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee or Board meetings.
Members of management, including our Chief Executive Officer, may attend portions of our Compensation Committee’s meetings.
Our legal, finance, and people strategy departments work with our Chief Executive Officer to design and develop recommended compensation programs for our named executive officers and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the Compensation Committee.
Neither our Chief Executive Officer nor any other executive officers or other employees are present during deliberations of, or decisions regarding, their own compensation or compensation of other executive officers, except our Chief Executive Officer may be present during deliberations regarding the compensation of our other executive officers.
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee retained Compensia as its compensation consultant to aid it in making executive pay decisions for 2019. As part of its engagement, Compensia developed a group of peer companies to use as a reference in assessing the competitive market, making executive compensation decisions, evaluating current executive pay practices and considering different compensation programs to aid the Compensation Committee in making executive pay decisions for 2019. Compensia also conducted market research and analysis to assist the Compensation Committee in developing executive compensation levels, including appropriate salaries, target annual performance bonus opportunities and equity awards for our executive officers, including our named executive officers. Compensia also conducted a review of our non-employee director compensation policies and practices and peer analysis of stock ownership guidelines practices.
The Compensation Committee has analyzed (most recently in 2020), whether the work of Compensia as compensation consultants raised any conflict of interest, taking into account the following factors: (i) the fact that Compensia and its affiliates do not provide any services directly to our Company; (ii) the amount of fees paid to Compensia and its affiliates by our Company as a percentage of Compensia and its affiliates’ total revenue; (iii) Compensia’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Compensia or the individual compensation advisors employed by Compensia with any executive officer; (v) any business or personal relationship of the individual compensation advisors with any member of our Compensation Committee; and (vi) any of our Company stock owned by Compensia or the individual compensation advisors employed by Compensia. Based on its analysis, our Compensation Committee determined that the work of Compensia and the individual compensation advisors employed by Compensia, does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.
Use of Competitive Market Compensation Data
The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for executive talent. To this end, the Compensation Committee directed Compensia to develop a proposed list of our peer group companies to be used in connection with assessing the compensation practices of the publicly traded companies with whom we compete for such talent.
In November 2018, Compensia proposed, and the Compensation Committee approved, a group of companies that would be appropriate peers based on our Company’s industry focus and size (based on revenues and market capitalization). Specifically, based on input from the Compensation Committee, Compensia compiled a list of software industry companies that generally have one half to three times our revenue, and one half to three times our market capitalization, with consideration given to 12 month average growth rates, as well as product and business model similarities. The resulting peer group used by the Compensation Committee in making executive pay decisions for 2019 consisted of the following companies:

Alarm.com Holdings, Inc.	Q2 Holdings, Inc.
Apptio, Inc.	Qualys, Inc.
Benefitfocus, Inc.	SailPoint Technologies Holdings, Inc.
Carbon Black, Inc.	SecureWorks Corp.
Carbonite, Inc.	SPS Commerce, Inc.
Everbridge, Inc.	Tenable Holdings, Inc.
ForeScout Technologies, Inc.	Varonis Systems, Inc.
Mimecast Limited	Workiva Inc.
OneSpan Inc.	Zscaler, Inc.
Using data compiled from the public filings of these peer companies, which we refer to as market data, Compensia completed an assessment of our executive compensation program to inform the Compensation Committee’s determinations regarding executive compensation for 2019. Compensia prepared, and the Compensation Committee reviewed, a range of market data reference points (generally at the 25th, 50th and 75th percentiles of the market data) with respect to base salary, annual performance bonuses, equity awards (valued based both on an approximation of grant date fair value and as well as ownership percentage), total target cash compensation (base salary and the target annual performance bonus opportunity) and target total direct compensation (total target cash compensation and equity compensation) with respect to each of our executive officers. The Compensation Committee did not target pay to fall at any particular percentile of the market data, but rather reviewed this market data as a helpful reference point in making 2019 compensation decisions. Competitive market data is only one of the factors that the Compensation Committee considers in making compensation decisions. The Compensation Committee also considers other factors as described below under “Factors Used in Determining Executive Compensation.”
In preparation for making 2020 compensation decisions, the Compensation Committee, with input from Compensia, updated its peer group to confirm that the companies in the peer group remained closely aligned with the Company’s current industry focus, market size and employee headcount. Certain companies in the peer group for 2019 were replaced with companies that were more similar in industry and size primarily due to acquisitions or changes in their market capitalization of such 2019 peer group companies. Compensia recommended, and the Compensation Committee approved, the following companies as our peer group for 2020 executive compensation decisions:

Apptio, Inc.	Q2 Holdings, Inc.
Blackline, Inc.	Qualys, Inc.
Carbon Black, Inc.	Proofpoint, Inc.
Coupa Software Incorporated	SailPoint Technologies Holdings, Inc.
Everbridge, Inc.	Tenable Holdings, Inc.
Five9, Inc.	Varonis Systems, Inc.
ForeScout Technologies, Inc.	Workiva Inc.
Mimecast Limited	Zscaler, Inc.
Factors Used in Determining Executive Compensation
The Compensation Committee sets the compensation of our executive officers at levels it determines to be competitive and appropriate for each executive officer, using the professional experience and judgment of Compensation Committee members. Pay decisions are not made by use of a formulaic approach or benchmark; the Compensation Committee believes executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the Compensation Committee generally takes into consideration a variety of factors, including the following:

•	Company performance and existing business needs;

•	Each executive officer’s individual performance, experience, skills, level of responsibility and the breadth, scope and complexity of the position, as well as the criticality of the skill set of the executive officer to the Company’s future performance;

•	The need to attract new talent to our executive team and retain existing talent in a highly competitive industry where we compete for top talent;

•	A range of market data reference points, as described above under “Use of Competitive Market Compensation Data”;

•	The total compensation cost and stockholder dilution from executive compensation actions;

•	A review of an executive officer’s total target and historical compensation and equity award holdings;

•	Internal pay equity relative to similarly situated executives;

•	Recommendations from an outside compensation consultant on compensation policy determinations for our executive officers;

•	Our Chief Executive Officer’s recommendations, based on his direct knowledge of the performance by each executive officer; and

•	Our Compensation Committee’s independent judgment.
2019 Executive Compensation Program
Base Salary
In January 2019, the Compensation Committee reviewed the base salaries of our executive officers, including our named executive officers. With respect to our named executive officers, the Compensation Committee determined that it would be appropriate for their base salary levels to be increased as follows, effective January 1, 2019:

Name	2019 Base Salary ($)	Percentage Increase in Base Salary from December 31, 2018 (%)
Corey Thomas	375,000	7
Jeff Kalowski	363,000	4
Andrew Burton	365,000	4
Christina Luconi	285,000	4
Lee Weiner	330,000	10
In determining 2019 base salary, the Compensation Committee first assessed 2018 base salary levels against the market data provided by Compensia and each named executive officer’s annual performance, as well as recommendations from Mr. Thomas (except with respect to his own base salary) and the other factors described above under “Factors Used in Determining Executive Compensation.”  The Compensation Committee determined it was appropriate to increase the base salaries of each of the named executive officers to bring them closer to the 50th percentile of the market data.
Annual Performance Bonus
The Rapid7, Inc. Executive Incentive Bonus Plan (the "Bonus Plan") applies to certain key executives, including our named executive officers, that are selected by the Compensation Committee (the "Executives"). The Bonus Plan provides for the opportunity to earn cash bonus payments based upon the attainment of certain corporate, financial and operational measures or objectives appropriate for the respective year ("Corporate Performance Goals"). Each Executive has a target annual performance bonus opportunity that corresponds to achievement of 100% of the Corporate Performance Goals. The Compensation Committee set threshold and maximum achievement levels for the Corporate Performance Goals and capped payout at a maximum of 150% of the executive officer's target annual performance bonus opportunity. The Corporate Performance Goals and bonus formulas are adopted annually by the Compensation Committee and communicated to each Executive. The Corporate Performance Goals are measured at the end of each year after our financial statements have been prepared. If the Corporate Performance Goals are met, payments are made as soon as practicable following the end of each year, but not later than 74 days thereafter. Subject to the rights contained in any agreement between us and the Executive, an executive officer must be employed by us on the bonus payment date to be eligible to receive a bonus payment.
Target Bonus Opportunities. The 2019 target annual performance bonus opportunities under the Bonus Plan for our named executive officers were set as follows:

Name	Target Bonus ($)
Corey Thomas	431,000
Jeff Kalowski	221,000
Andrew Burton	312,000
Christina Luconi	155,000
Lee Weiner	195,000
In determining 2019 target annual performance bonus opportunities, the Compensation Committee first assessed 2018 bonus target levels against the market data provided by Compensia and each named executive officer’s annual performance, as well as recommendations from Mr. Thomas (except with respect to his own bonus) and the other factors described above under “Factors Used in Determining Executive Compensation.”  The Compensation Committee realigned the target bonus opportunity for each of the named executive officers based on these factors, including to bring each of them closer to the 50th percentile of the market data.
Performance Goals and Bonus Structure. In January 2019, the Compensation Committee adopted the Corporate Performance Goals, targets and payout formula for annual performance bonus payments for the Executives under the Bonus Plan as set forth in the table below. The Compensation Committee determined to use Total ARR and Total Non-GAAP Operating Income as the two Corporate Performance Goals for the 2019 Bonus Plan because they aligned with the primary driver of revenue growth and orientation of the company and our sales compensation around annualized recurring revenue. In addition, we believe Total Non-GAAP Operating Income is useful to investors, as a supplement to GAAP financial measures, in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance and allows for greater transparency with respect to metrics used by our management in its financial and operational decision-

making. In particular, Total Non-GAAP Operating Income was used to align the compensation of our Executives with our focus on growth while making progress toward being non-GAAP operating income positive for the full year 2019, which we articulated at our Investor and Analyst Day held in December 2017.
The ultimate annual performance bonus payments to the Executives could be adjusted by the Compensation Committee, at its sole discretion, with input from our Chief Executive Officer (except for his own performance), based on the performance of executive officers; the Compensation Committee did not make any adjustments for 2019.

Corporate Performance Goal	Threshold, Target and Maximum Achievement Levels and Payout Formula(3)	Actual Achievement	Payout Percentage	Weight	Weighted Payout Percentage
Total Annualized Recurring Revenue(1)	Threshold achievement: $330 million results in 50% payout funding Target achievement: $349 million results in 100% payout funding Maximum achievement: $370 million results in 150% payout funding	$337.9 million	70.8%	70%	49.6%
Total Non-GAAP Operating Income(2)	Threshold achievement: ($1 million) results in 50% payout funding Target achievement: $1 results in 100% payout funding Maximum achievement: $2 million results in 150% payout funding	$2.8 million	150%	30%	45%
Total				100%	94.6%
(1) Total ARR is a financial measure that we define as the annual value of all recurring revenue related to contracts in place at the end of 2019, excluding the impact from acquisitions completed in 2019.
(2) Total Non-GAAP Operating Income is a non-GAAP financial measure, which represents the GAAP income (loss) from operations, excluding stock-based compensation expense, amortization of acquired intangible assets and certain other items, such as acquisition-related expenses, follow-on public offering costs and litigation-related expenses, of $2.4 million, and excludes the impact from acquisitions completed in 2019 of $0.4 million.
(3) Payout funding is calculated linearly for achievement between the designated performance thresholds and maximums described for each Corporate Performance Goal.
As a result, based on our over achievement of the 2019 Corporate Performance Goals, each named executive officer received the bonus payout amounts below.

Name	Bonus Amount Paid ($)	Bonus Amount Paid (% of Target Bonus)
Corey Thomas	$407,453	94.6%
Jeff Kalowski	$208,926	94.6%
Andrew Burton	$294,955	94.6%
Christina Luconi	$146,532	94.6%
Lee Weiner	$184,347	94.6%
Long-Term Incentive Compensation
The Compensation Committee determined that our 2019 equity awards for our executive officers, including our named executive officers, would be comprised solely of restricted stock unit awards rather than a mix of restricted stock units and stock options, as had been provided in some prior years. Restricted stock units cover fewer shares than stock options to deliver a similar value to our named executive officers and, as a result, restricted stock units enable us to minimize dilution to stockholders. The Compensation Committee believes that restricted stock unit awards, which provide a return directly in line with our stock price, align our named executive officers’ interests with those of our stockholders and minimize incentive for short-term risk-taking at the expense of realizing long-term value.

The Compensation Committee evaluated and approved annual equity awards to our executive officers in the context of each executive officer’s target total direct compensation opportunity and took into account the competitive market data provided by Compensia as well as an evaluation of each individual executive officer’s responsibilities and performance. The Compensation Committee also took into account the recommendations of our Chief Executive Officer (except as to his own equity award) and the other factors described above under “Factors Used in Determining Executive Compensation” in determining the amount of each executive officer’s 2019 annual equity award.
In January 2019, the Compensation Committee approved annual equity awards consisting of restricted stock unit awards for our executive officers, including our named executive officers. The restricted stock unit awards granted to our named executive officers in January 2019 are set forth in the table below.

Name	Restricted Stock Unit Award (# shares)
Corey Thomas	120,000
Jeff Kalowski	48,000
Andrew Burton	80,000
Christina Luconi	42,000
Lee Weiner	54,500
Each of the restricted stock unit awards vest in sixteen equal quarterly installments (except for the restricted stock unit award granted to Mr. Burton, which vests over a five year period in twenty equal quarterly installments), with the first installment vesting on May 15, 2019, subject to the executive officer’s continued service with us through each such vesting date.
Other Features of Our Executive Compensation Program
Employment Agreements
The initial terms and conditions of employment for each of our named executive officers are set forth in employment offer letters and employment agreements, as applicable. The terms of these letters and agreements are described in greater detail in the section titled “—Employment Arrangements—Agreements with our Named Executive Officers.” Each of our named executive officers is an “at-will” employee.
Severance and Change in Control Benefits
In 2017, we entered into written agreements with each of our named executive officers that supersede the terms of their severance and change in control terms set forth in their prior agreements with us, as applicable, except for Mr. Kalowski, whose severance and change in control terms are set forth in his employment agreement. Each of these severance agreements provides for severance payments and benefits (cash payments, payments for COBRA premiums and equity award acceleration) upon a termination of employment without cause or a resignation for good reason, either alone or within three months prior to or 12 months following a change in control transaction.  We do not provide any tax payments or “gross ups” in connection with a severance or change in control transaction.
The Compensation Committee approved these severance payments and benefits, after a review of competitive market data provided by Compensia, to ensure that the payments and benefits remain appropriately structured and at reasonable levels.  All change in control payments are structured to be payable only on a “double-trigger” basis, requiring a termination without cause or a resignation for good reason be in connection with the change in control transaction, except that the vesting of equity awards for certain executive officers will be accelerated in connection with a change in control if they are not assumed by the acquirer.  The Compensation Committee believes that these severance protections are necessary to provide stability among our executive officers, important from a retention perspective, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty.  A more detailed description of our named executive officer severance and change in control payments and benefits is provided below under “Potential Payments upon Termination or Change in Control.”
Each of our named executive officers holds stock options and restricted stock unit awards under our equity incentive plans that were granted subject to our form of equity award agreements. A description of the termination and change of control provisions in such equity incentive plans and form of equity award agreements is provided below under “Potential Payments upon Termination or Change in Control.”
Section 401(k) Plan, ESPP, Welfare and Health Benefits
We maintain a defined contribution retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis (the “401(k) Plan”). Our discretionary matching contribution is 50% of employee contributions up to 6% of base salary and up to a $1,500 maximum match. Such matching contribution may be increased by the Compensation Committee, in its sole discretion, to $4,000 based on corporate performance, which was approved by the Compensation Committee for 2019. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the "Code"). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions and any employer contributions after one year of service. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, employer contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan.
We also offer our employees, including our executive officers, the opportunity to purchase shares of our common stock at a discount under our 2015 Employee Stock Purchase Plan (the “ESPP”), which is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code. Pursuant to the ESPP, all eligible employees, including the eligible named executive officers, may allocate up to 15% of the participant’s gross earnings (as described in ESPP) for that year to purchase our stock at a 15% discount of the lesser of (i) the market value of our common stock at the beginning of each offering period and (ii) the market value of our common stock on the applicable purchase date, subject to specified limits.
In addition, we provide other benefits to our executive officers, including the named executive officers, on the same basis as to all of our full-time employees. These benefits include, but are not limited to, medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our executive officers, including the named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. We do, however, pay the premiums for term life insurance and disability insurance, subject to certain limitations, for all of our employees, including our named executive officers.
In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Tax and Accounting Implications
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 ("ASC 718") for our stock-based compensation awards. ASC 718 requires companies to estimate and record an expense for each award of equity compensation (including stock options and restricted stock units) over the vesting period of the award.
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees,” as defined therein, that exceeds $1 million per taxable year for any covered employee is generally non-deductible for federal income tax purposes.

Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) did not apply to any compensation that qualified as "performance-based compensation" under Section 162(m). Pursuant to the Tax Cuts and Jobs Act, the performance-based compensation exception under Section 162(m) was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date.
Compensation paid to each of the Company’s "covered employees" in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any compensation paid by the Company will be eligible for such transition relief and be deductible by the Company in the future. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Other Compensation Policies and Practices
Equity Awards Grant Delegation Policy
The Compensation Committee has delegated authority to our Chief Executive Officer to grant equity awards to our employees (other than our executive officers), subject to the terms and conditions of an equity awards grant delegation policy. Such awards may be granted on scheduled grant dates to newly-hired employees or to existing employees in connection with a promotion or in recognition of their contributions to the Company. In each instance, the policy provides for a limitation on the maximum size of any such awards.
Compensation Recovery “Clawback” Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.
Prohibition on Hedging and Other Stock Trading Practices
We maintain an Insider Trading Policy that, among other things, prohibits all of our directors and employees, including our named executive officers, from engaging in short sales, hedging of our stock ownership positions and transactions involving derivative securities relating to our capital stock. Our Insider Trading Policy also prohibits trading during certain quarterly and certain special blackout periods. Further, we have adopted Rule 10b5-1 Trading Plan Guidelines that permit our directors and certain employees, including our named executive officers, to adopt the Exchange Act Rule 10b5-1 trading plans (“10b5-1 plans”). Under our 10b5-1 Trading Plan Guidelines, 10b5-1 plans may only be adopted or modified during an open trading window under our Insider Trading Policy and only when such individual does not otherwise possess material nonpublic information about the Company.
Stock Ownership Guidelines
Under our stock ownership guidelines, our Chief Executive Officer and the non-employee members of our Board are each required to beneficially own shares of our common stock with a value equal to at least three times their respective annual base salary or annual cash retainer, as applicable. Currently, we do not require our other executive officers, including our other named executive officers, to satisfy a minimum stock ownership level. As of the end of fiscal 2019, our Chief Executive Officer and the non-employee members of our Board have met, exceeded, or are on track to meet, these guidelines based on their current rate of stock accumulations in the time frames set out in the guidelines.

ANALYSIS OF RISKS PRESENTED BY OUR COMPENSATION POLICIES AND PROGRAMS
The Compensation Committee has reviewed our compensation policies and practices, in consultation with Compensia, to assess whether they encourage employees to take excessive or inappropriate risks. After reviewing and assessing our compensation philosophy, policies and practices, including the mix of fixed and variable, short and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; rather, it believes the mix of short-term compensation (in the form of salary and annual bonus, if any, which is based on a variety of performance factors and includes a cap on payout) and long-term compensation (in the form of restricted stock unit awards) prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders. In addition, our insider trading policy protects against short-term decision making. The Compensation Committee intends to conduct an annual review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

Summary Compensation Table
The following table sets forth information regarding the compensation of our named executive officers as of December 31, 2019, in accordance with SEC rules.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Corey Thomas Chief Executive Officer	2019	375,000	4,821,600	—	407,453	4,000	5,608,053
	2018	350,000	4,142,250	—	541,102	3,000	5,036,352
	2017	350,000	810,550	854,263	552,511	2,505	2,569,829
Jeff Kalowski Chief Financial Officer(4)	2019	363,000	1,928,640	—	208,926	4,000	2,504,566
	2018	350,000	—	—	270,551	3,000	623,551
	2017	343,269	2,249,998	2,248,442	220,989	2,505	5,065,203
Andrew Burton President and Chief Operating Officer	2019	365,000	3,214,400	—	294,955	4,000	3,878,355
	2018	350,000	2,958,750	—	439,645	3,000	3,751,395
	2017	350,000	124,700	127,502	209,967	2,505	814,674
Christina Luconi Chief People Officer(5)	2019	285,000	1,687,560	—	146,532	4,000	2,123,092
	2018	275,000	1,183,500	—	142,039	3,000	1,603,539
Lee Weiner Chief Innovation Officer	2019	330,000	2,189,810	—	184,347	4,000	2,708,157
	2018	300,000	2,367,000	—	270,551	3,000	2,940,551
	2017	250,000	374,100	382,506	221,000	2,505	1,230,111

(1)
This column reflects the aggregate grant date fair value for restricted stock unit awards and options granted during the year as measured pursuant to Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 as stock-based compensation in our consolidated financial statements. The assumptions we used in valuing restricted stock unit awards and options are described in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020 and do not necessarily correspond to the actual economic value recognized or that may be recognized by the named executive officers.

(2)	Amounts for 2019 represent amounts earned by our named executive officers during 2019 pursuant to our Executive Incentive Bonus Plan, but paid in 2020. Amounts for 2018 represent amounts earned by our named executive officers during 2018 pursuant to our Executive Incentive Bonus Plan, but paid in 2019. Amounts for 2017 represent amounts earned by our named executive officers during 2017 pursuant to our Executive Incentive Bonus Plan and with respect to Mr. Burton, our sales commission plan, but paid in 2018. See “Compensation Discussion and Analysis—Employment Arrangements—Executive Incentive Bonus Plan” above for a description of the material terms of the plan pursuant to which this compensation was awarded.
(3)	Represents matching contributions made under our Section 401(k) plan. See "Compensation Discussion and analysis —Employment Arrangements —401(k) Plan" above for further information.

(4)	Mr. Kalowski commenced employment as our Chief Financial Officer on January 9, 2017.

(5)	Ms. Luconi was not a named executive officer in 2017, SEC rules do not require her compensation for that year to be reported.

Grants of Plan-Based Awards
The following table shows certain information regarding grants of plan-based awards during the fiscal year ended December 31, 2019 to our named executive officers.

Name	Grant Type		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Grant Date	Threshold ($)	Target ($)	Maximum ($)
Corey Thomas	Annual RSU Grant	1/31/2019	—	—	—	120,000	4,821,600
	Annual Performance-Based Cash Bonus	—	215,500	431,000	646,500	—	—
Jeff Kalowski	Annual RSU Grant	1/31/2019	—	—	—	48,000	1,928,640
	Annual Performance-Based Cash Bonus	—	110,500	221,000	331,500	—	—
Andrew Burton	Annual RSU Grant	1/31/2019	—	—	—	80,000	3,214,400
	Annual Performance-Based Cash Bonus	—	156,000	312,000	468,000	—	—
Christina Luconi	Annual RSU Grant	1/31/2019	—	—	—	42,000	1,687,560
	Annual Performance-Based Cash Bonus	—	77,500	155,000	232,500	—	—
Lee Weiner	Annual RSU Grant	1/31/2019	—	—	—	54,500	2,189,810
	Annual Performance-Based Cash Bonus	—	97,500	195,000	292,500	—	—

(1)
The amounts set forth in these columns represent the minimum, maximum and target bonus amounts for each named executive officer for 2019 under our Bonus Plan, and do not represent either additional or actual compensation earned by our named executive officers for the year ended December 31, 2019. The dollar value of the actual payments for these awards are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. For more information about our Bonus Plan, see “Compensation Discussion and Analysis – 2019 Executive Compensation Program – Annual Performance Bonus."

(2)
The restricted stock unit awards were granted pursuant to our 2015 Equity Incentive Plan. The shares of our common stock subject to the restricted stock unit awards vest over a four year period in 16 equal quarterly installments (except for the restricted stock unit award granted to Mr. Burton, which vests over a five year period in twenty equal quarterly installments), with the first installment vesting on May 15, 2019, subject to the named executive officer’s continued service with us through each such vesting date. See “Compensation Discussion and Analysis – 2019 Executive Compensation Program - Equity Awards.”

(3)
The dollar amounts in this column represent the aggregate grant date fair value of each restricted stock unit award, granted to our named executive officers in 2019. These amounts have been calculated in accordance with ASC 718. The assumptions we used in valuing these awards are described in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 28, 2020 and do not necessarily correspond to the actual economic value recognized or that may be recognized by our named executive officers.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2019.

	Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Corey Thomas	1/31/2019	—	—	—	—	97,500(7)	5,461,950
	2/1/2018	—	—	—	—	98,438(8)	5,514,497
	1/31/2017	92,125	41,875(3)	12.47	1/31/2027	20,313(9)	1,137,934
	2/2/2016	187,500	12,500(4)	12.98	2/2/2026	5,938(10)	332,647
	2/4/2015	200,000	—	9.77	2/4/2025	—	—
	1/3/2013	637,620	—	5.05	1/3/2023	—	—
	3/21/2012	155,366	—	2.17	3/21/2022	—	—
Jeff Kalowski	1/31/2019	—	—	—	—	39,000(7)	2,184,780
	1/9/2017	98,939	115,427(5)	12.56	1/9/2027	55,982(11)	3,136,112
Andrew Burton	1/31/2019	—	—	—	—	68,000(12)	3,809,360
	2/1/2018	—	—	—	—	70,313(8)	3,938,934
	1/31/2017	3,750	6,250(3)	12.47	1/31/2027	3,125(9)	175,063
	10/3/2016	22,500	22,500(6)	17.59	10/3/2026	11,250(13)	630,225
	2/28/2014	72	—	1.65	2/29/2024	—	—
Christina Luconi	1/31/2019	—	—	—	—	34,125(7)	1,911,683
	2/1/2018	—	—	—	—	28,125(8)	1,575,563
	1/31/2017	8,437	14,063(3)	12.47	1/31/2027	7,032(9)	393,933
	2/2/2016	6,562	2,188(4)	12.98	2/2/2026	1,094(10)	61,286
Lee Weiner	1/31/2019	—	—	—	—	44,282(7)	2,480,678
	2/1/2018	—	—	—	—	56,250(8)	3,151,125
	1/31/2017	—	18,750(3)	12.47	1/31/2027	9,375(9)	525,188
	2/2/2016	—	3,750(4)	12.98	2/2/2026	1,875(10)	105,038

(1)	All of the option awards listed in the table above and granted before our initial public offering on July 22, 2015 were granted under our 2011 Stock Option and Grant Plan; all other option awards and all stock awards listed in the table above were granted under our 2015 Equity Incentive Plan.

(2)	All of the option awards listed in the table above and granted before our initial public offering on July 22, 2015 were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board with the assistance of a third-party valuation expert; all option awards listed in the table above and granted after our initial public offering in July 2015 were granted with a per share exercise price equal to the closing market price of our common stock on The Nasdaq Global Market on the date of grant.

(3)	Option vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2017, subject to the named executive officer's continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by our named executive officers.

(4)	Option vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2016, subject to the named executive officer's continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by our named executive officers.

(5)	Option vests over a four year period with 25% of the common stock underlying the option vesting on January 15, 2018 and 6.25% of the common stock underlying the option vesting on each quarterly anniversary thereafter, subject to Mr. Kalowski’s continuous service through each vesting date. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by Mr. Kalowski.

(6)	Option vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on February 15, 2017, subject to Mr. Burton’s continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by Mr. Burton.

(7)	The restricted stock unit award vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2019, subject to the named executive officer's continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by our named executive officers.

(8)	The restricted stock unit award vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2018, subject to the named executive officer's continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by our named executive officers.

(9)	The restricted stock unit award vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2017, subject to the named executive officer's continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by our named executive officers.

(10)	The restricted stock unit award vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2016, subject to the named executive officer's continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by our named executive officers.

(11)	The restricted stock unit award vests over a four year period with 25% of the common stock underlying the award vesting on January 15, 2018 and 6.25% of the common stock underlying the award vesting on each quarterly anniversary thereafter, subject to Mr. Kalowski’s continuous service through each vesting date. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by Mr. Kalowski.

(12)	The restricted stock unit award vests over a five year period in twenty equal quarterly installments, with the first installment vesting on May 15, 2019, subject to Mr. Burton’s continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by Mr. Burton.

(13)	The restricted stock unit award vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on February 15, 2017, subject to Mr. Burton’s continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by Mr. Burton.
On January 30, 2020, we granted to: (i) Corey Thomas restricted stock unit awards for 131,582 shares of our common stock, (ii) Jeff Kalowski restricted stock unit awards for 54,171 shares of our common stock, (iii) Andrew Burton restricted stock unit awards for 54,171 shares of our common stock, (iv) Christina Luconi restricted stock unit awards for 27,086 shares of our common stock and (iv) Lee Weiner restricted stock unit awards for 32,503 shares of our common stock. All such restricted stock unit awards vest over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2020.

Option Exercises and Stock Vested in Fiscal Year 2019
The following table shows the number of shares of our common stock acquired and the aggregate value realized upon the exercise of stock options for our named executive officers during the year ended December 31, 2019. In addition, the table also shows the number of shares of our common stock acquired on vesting of restricted stock unit awards granted to our named executive officers and the aggregate value realized upon such vesting during the year ended December 31, 2019.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Corey Thomas	160,000	8,048,544	106,250	5,479,156
Jeff Kalowski	140,000	5,378,133	53,785	2,734,708
Andrew Burton	55,000	1,921,163	57,000	2,939,288
Christina Luconi	10,000	373,830	30,375	1,568,919
Lee Weiner	45,834	1,727,876	50,218	2,588,943

(1)	The value realized on exercise of the stock options is based on the difference between the closing market price of the shares of our common stock on the date of exercise and the applicable exercise price of those options and does not represent actual amounts received by our named executive officers as a result of the option exercises.

(2)	The value realized upon the vesting and settlement of restricted stock unit awards is based on the closing market price of the shares of our common stock on the date of settlement, and does not represent actual amounts received by our named executive officers as a result of the vesting of restricted stock unit awards.
Pension Benefits
None of our named executive officers participate, or have an account balance, in any qualified or non-qualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
None of our named executive officers participate in any nonqualified deferred compensation plan sponsored by us.

Employment Arrangements
Agreements with our Named Executive Officers
Below are written descriptions of our employment agreements or offer letters, as applicable, with each of our named executive officers, each of which is an at-will employee.
Corey Thomas. We entered into an employment agreement with Mr. Thomas in January 2013 setting forth the terms of his employment and subsequently modified certain of the provisions in his agreement related to accelerated vesting of equity awards in April 2016 and March 2017. Mr. Thomas receives an initial annual base salary, which was increased in January 2020 to $443,000. Mr. Thomas is also eligible to receive annual performance bonuses, pursuant to our Bonus Plan described above, with a target bonus of $465,000 for 2020. Mr. Thomas’ employment agreement, as amended, also provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”
Jeff Kalowski. We entered into an employment agreement with Mr. Kalowski in November 2016 setting forth the terms of his employment with us as our Chief Financial Officer, reporting to our Chief Executive Officer. Mr. Kalowski commenced employment as our Chief Financial Officer on January 9, 2017 and receives an annual base salary, which was increased in January 2020 to $380,000. Pursuant to the terms of his agreement, in January 2017, Mr. Kalowski was also granted (i) a stock option to purchase 369,366 shares of our common stock and (ii) a restricted stock unit award covering 179,140 shares of our common stock, in each case subject to vesting over four years with 25% of the shares vesting on January 15, 2018 and 6.25% of the shares vesting on each quarterly anniversary thereafter, subject to his continued service on each applicable vesting date. Mr. Kalowski is also eligible to earn an annual performance bonus, pursuant to our Bonus Plan described above, with a target bonus of $280,000 for 2020. Mr. Kalowski’s agreement, as amended, also provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”
Andrew Burton. We entered into an employment offer letter agreement with Mr. Burton in October 2016, which replaced and superseded the prior offer letter dated October 6, 2015 between us and Mr. Burton covering his role as Senior Vice President, IT Search, and subsequently modified certain of the provisions in his agreement related to severance and change in control arrangements in March 2017. Pursuant to the terms of his agreement, Mr. Burton serves as our Chief Operating Officer, reporting to our Chief Executive Officer, and in February 2019 Mr. Burton was promoted to Chief Operating Officer and President. The agreement does not provide for a specified term of employment. Mr. Burton receives an annual base salary, which was increased in January 2020 to $369,000. Pursuant to the terms of his agreement, in October 2016, Mr. Burton was granted (i) a stock option to purchase 90,000 shares of our common stock and (ii) a restricted stock unit award covering 45,000 shares of our common stock, in each case subject to vesting over four years in equal quarterly installments, subject to his continued service on each applicable vesting date. Mr. Burton is also eligible to earn an annual performance bonus, pursuant to our Bonus Plan described above, with a target bonus of $331,000 for 2020. Mr. Burton’s employment offer letter agreement, as amended, also provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”
Christina Luconi. We entered into an employment offer letter with Ms. Luconi in November 2011 setting forth the terms of her employment and subsequently modified certain of the provisions in her agreement related to accelerated vesting of equity awards in April 2016 and March 2017. Ms. Luconi receives an annual base salary, which was increased in January 2020 to $316,000. Ms. Luconi is also eligible to earn annual performance bonuses, pursuant to our Bonus Plan described above, with a target bonus of $232,000 for 2020. We have also entered into an agreement with Ms. Luconi which provides for certain severance and change in control-related benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”
Lee Weiner. Mr. Weiner receives an annual base salary, which was increased in January 2020 to $330,000. Mr. Weiner is also eligible to earn an annual performance bonus, pursuant to our Bonus Plan described above, with a target bonus of $205,000 for 2020. We have also entered into an agreement with Mr. Weiner which provides for certain severance and change in control-related benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”

Potential Payments Upon Termination or Change in Control
We have entered into post-employment compensation arrangements with each of our named executive officers.
Corey Thomas. Pursuant to his employment agreement, as amended in April 2016 and March 2017, if Mr. Thomas’ employment with us ends due to his resignation for “good reason” or his termination of employment by us other than for “cause” and other than as a result of his death or disability (“Qualifying Termination”), he will be entitled to (1) continued payment of his base salary for 12 months following his termination of employment, (2) payment of premiums for continued health benefits under COBRA for up to 12 months, (3) a pro-rated portion of his target performance bonus for the year in which the termination of employment occurs and (4) accelerated vesting as to one half of the then unvested underlying shares of his equity awards granted prior to March 24, 2017; provided, however, if the Qualifying Termination occurs within three months prior to or 12 months following a change in control of our Company, Mr. Thomas will be entitled to (1) continued payment of his base salary for 18 months following his termination, (2) payment of premiums for continued health benefits under COBRA for up to 18 months, (3) a pro-rated portion of his target performance bonus for the year in which the termination of employment occurs and (4) accelerated vesting of all of his equity awards then outstanding on such date of termination of employment. In addition, in the event that any relevant equity award held by Mr. Thomas is not assumed or continued by our Company’s successor in a change in control, then all of the then unvested portion of such award(s) shall vest upon the closing of such change in control transaction. Mr. Thomas’ payments and benefits are conditioned, among other things, on his complying with his post-termination obligations set forth in his employment agreement and signing a general release of claims in our favor.
Jeff Kalowski. Pursuant to his employment agreement, in the event of a Qualifying Termination, Mr. Kalowski will be entitled to: (1) his then-current annual base salary, (2) any earned but unpaid pro-rated portion of his bonus as of the date of such termination of employment, (3) his target bonus amount for the fiscal year in which the termination of employment occurs, (4) payments in the amount equal to the monthly employer contributions for continued health benefits under COBRA for up to 12 months and (5) accelerated vesting of his equity awards then outstanding that would otherwise vest within six months of such date of termination of employment; provided, however, if the Qualifying Termination occurs within 90 days prior to or 12 months following a change in control of our Company, Mr. Kalowski will be entitled to: (1) an amount equal to 1.5 times the sum of (a) his then-current annual base salary and (b) his target bonus amount for the fiscal year in which the change in control occurs, (2) any earned but unpaid pro-rated portion of his bonus as of the date of termination of employment, (3) payments in the amount equal to the monthly employer contributions for continued health benefits under COBRA for up to 18 months and (4) accelerated vesting of all of his equity awards then outstanding on such date of termination of employment. Mr. Kalowski’s payments and benefits are conditioned, among other things, on his complying with his post-termination obligations set forth in his employment agreement and signing a general release of claims in our favor.
Andrew Burton. Pursuant to his offer letter agreement, as amended in March 2017, in the event of a Qualifying Termination, Mr. Burton will be entitled to: (1) continued payment of his base salary for nine months and (2) payment of premiums for continued health benefits under COBRA for up to nine months; provided, however, if the Qualifying Termination occurs within three months prior to or 12 months following a change in control of our Company, Mr. Burton will be entitled to (1) continued payment of his base salary for 12 months following his termination, (2) payment of premiums for continued health benefits under COBRA for up to 12 months, (3) a pro-rated portion of his target performance bonus for the year in which the termination of employment occurs and (4) accelerated vesting of all of his equity awards then outstanding on such date of termination of employment. In addition, in the event that any relevant equity award held by Mr. Burton is not assumed or continued by our Company’s successor in connection with a change in control, then all of the then unvested portion of such award(s) shall vest upon the closing of such change in control transaction. Mr. Burton’s payment or benefits are conditioned, among other things, on his complying with his post-termination obligations set forth in his offer letter agreement and signing a general release of claims in our favor.
Christina Luconi. On January 31, 2017, the Compensation Committee approved certain severance and change in control arrangements for certain of our executive officers, including Ms. Luconi. We entered into a severance and equity award vesting acceleration letter agreement with Ms. Luconi which provides that in the event of a Qualifying Termination, she will be entitled to (1) continued payment of her base salary for six months following her termination of employment and (2) payment of premiums for continued health benefits under COBRA for up to six months; provided, however, if the Qualifying Termination occurs within three months prior to or 12 months following a change in control of our Company, Ms. Luconi will be entitled to (1) continued payment of her base salary for 12 months following her termination, (2) payment of premiums for continued health benefits under COBRA for up to 12 months, (3) a pro-rated portion of her target performance bonus for the year in which the termination of employment occurs and (4) accelerated vesting of all of her equity awards then outstanding on such date of termination of employment. In addition, in the event that any relevant equity award held by Ms. Luconi is not assumed or continued by our Company’s successor in connection with a change in control, then all of the then unvested portion of such award(s) shall vest upon the closing of such change in control transaction. Ms. Luconi’s payments and benefits are conditioned, among other things, on her complying with her post-termination obligations set forth in her severance and equity award vesting acceleration letter agreement and signing a general release of claims in our favor.
Lee Weiner. On January 31, 2017, the Compensation Committee approved certain severance and change in control arrangements for certain of our executive officers, including Mr. Weiner. We entered into a severance and equity award vesting acceleration letter agreement with Mr. Weiner which provides that in the event of a Qualifying Termination, he will be entitled to (1) continued payment of his base salary for six months following his termination of employment and (2) payment of premiums for continued health benefits under COBRA for up to six months; provided, however, if the Qualifying Termination occurs within three months prior to or 12 months following a change in control of our Company, Mr. Weiner will be entitled to (1) continued payment of his base salary for 12 months following his termination of employment, (2) payment of premiums for continued health benefits under COBRA for up to 12 months, (3) a pro-rated portion of his target performance bonus for the year in which the termination of employment occurs and (4) accelerated vesting of all of his equity awards then outstanding on such date of termination of employment. In addition, in the event that any relevant equity award held by Mr. Weiner is not assumed or continued by our Company’s successor in connection with a change in control, then all of the then unvested portion of such award(s) shall vest upon the closing of such change in control transaction. Mr. Weiner’s payments and benefits are conditioned, among other things, on his complying with his post-termination obligations set forth in his severance and equity award vesting acceleration letter agreement and signing a general release of claims in our favor.
Equity Plan Terms. Each of our named executive officers hold equity awards under the terms of our 2015 Equity Incentive Plan and, for those awards granted prior to our initial public offering, our 2011 Stock Option and Grant Plan. The terms of such plans upon a termination or change in control transaction are summarized below; please refer to the plan documents filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020 for a complete description of the terms of such plans.
Under the terms of the 2015 Equity Incentive Plan and the 2011 Stock Option and Grant Plan, stock awards generally cease vesting and terminate upon the holder’s termination of service with us and options generally remain exercisable for a short period of time following the holder’s termination of service with us (generally ranging from three months to eighteen months depending on the type of termination), but in no event beyond the expiration of its original term.
In the event of certain specified significant corporate transactions, the Board (or its authorized committee) has the discretion to take any of the following actions with respect to stock awards granted under the 2015 Equity Incentive Plan:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our board of directors may deem appropriate or for no consideration; or

•	make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price or strike price otherwise payable in connection with the stock award.
We are not obligated to treat all stock awards under the 2015 Equity Incentive Plan, even those that are of the same type, in the same manner. Under the 2015 Equity Incentive Plan, a significant corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
The Board (or its authorized committee) may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability or settlement in the event of a change in control. Under the 2015 Equity Incentive Plan, a change in control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; or (3) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our consolidated assets.
Under the 2011 Stock Option and Grant Plan, in the event of a sale event, the Board (or its authorized committee) has the discretion to arrange for the assumption or continuation of a stock award by the surviving or acquiring entity or for the substitution of the shares subject to the stock award for new stock awards or other awards with an equitable or proportionate adjustment as to the number and kind of shares and if appropriate, the per share exercise price, as we and the successor entity agree. In the event that a successor entity does not assume, continue or substitute stock awards, the stock awards shall terminate upon, or be forfeited immediately prior to, the effective time of the sale event. In addition to or in lieu of the foregoing, with respect to outstanding options that are exercisable or will become exercisable as a result of the sale event, the plan administrator may provide that the option must be exercised within a time period provided by the plan administrator otherwise such option shall either terminate outright at the time of the sale event or terminate in exchange for a cash payment equal to the excess of the value of the consideration payable per share of our common stock pursuant to the sale event times the number of shares subject to the stock options being cancelled over the aggregate exercise price of such vested options. If not assumed, continued or substituted, outstanding options that are not exercisable and will not become exercisable as a result of the sale event, and restricted shares and restricted stock units that will not become vested as a result of the sale event, will terminate or be forfeited upon the effective time of the sale event (in the event of forfeiture of restricted shares in connection with the sale event, we will repurchase such shares from the holder at a price equal to the lower of the original per share purchase price paid by the holder or the then current fair market value of the shares). If not assumed, continued or substituted, the plan administrator may make or provide for a cash payment to holders of restricted shares and restricted stock unit awards that will become vested as a result of the sale event in exchange for the cancellation of such stock awards in an amount equal to the value of the consideration payable per share of our common stock pursuant to the sale event times the number of shares subject to the stock awards that will vest.
Under the 2011 Stock Option and Grant Plan, a sale event is generally (1) our dissolution or liquidation, (2) the sale of all or substantially all of our assets, (3) consummation of a merger or consolidation after which the outstanding voting securities held by our stockholders immediately prior to the transaction represent less than a majority of the combined voting power of the outstanding voting securities of the surviving or acquiring entity after the transaction, (4) the acquisition of all or a majority of our outstanding voting stock by a person or group of persons or capital stock or (5) any other acquisition of our business, as determined by the plan administrator.
Incentive and Equity Compensation Plans
For more information on our current cash and equity incentive compensation programs and decisions regarding the grants of equity awards in 2019 for our named executive officers, see “Compensation Discussion and Analysis – 2019 Executive Compensation Program – Annual Performance Bonus” and “Compensation Discussion and Analysis – 2019 Executive Compensation Program – Long-Term Incentive Compensation.”
Summary of Estimated Amounts Payable upon a Termination or Change in Control
The following table shows estimated payments that would be made to each named executive officer in the event of a termination of employment under various termination situations, including following a change in control of the Company, assuming the applicable termination event occurred on December 31, 2019.

Name	Benefit	Termination Not in Connection with a Change in Control ($)(1)	Termination in Connection with a Change in Control ($)(2)	Change in Control Where the Acquirer Refuses to Assume ($)(3)
Corey Thomas	Cash Severance Payment	375,000	562,500	—
	Lump Sum Target Bonus Payment	431,000	431,000	—
	COBRA Payments	16,204	24,305	—
	Vesting Acceleration of Option Awards (4)	1,180,828	2,361,656	2,361,656
	Vesting Acceleration of Restricted Stock Units(5)	735,291	12,447,028	12,447,028
	Benefit Total	2,738,323	15,826,489	14,808,684
Jeff Kalowski	Lump Sum Cash Severance Payment	363,000	544,500	—
	Lump Sum Target Bonus Payment	221,000	331,500	—
	COBRA Payments	1,160	1,740	—
	Vesting Acceleration of Option Awards(4)	2,006,592	5,016,457	—
	Vesting Acceleration of Restricted Stock Units(5)	1,590,576	5,320,892	—
	Benefit Total	4,182,328	11,215,089	—
Andrew Burton	Cash Severance Payment	273,750	365,000	—
	Lump Sum Target Bonus Payment	—	312,000	—
	COBRA Payments	15,669	20,892	—
	Vesting Acceleration of Option Awards(4)	—	1,136,863	1,136,863
	Vesting Acceleration of Restricted Stock Units(5)	—	8,553,582	8,553,582
	Benefit Total	289,419	10,388,337	9,690,445
Christina Luconi	Cash Severance Payment	142,500	285,000	—
	Lump Sum Target Bonus Payment	—	155,000	—
	COBRA Payments	2,707	5,415	—
	Vesting Acceleration of Option Awards(4)	—	706,615	706,615
	Vesting Acceleration of Restricted Stock Units(5)	—	3,942,464	3,942,464
	Benefit Total	145,207	5,094,494	4,649,079
Lee Weiner	Cash Severance Payment	165,000	330,000	—
	Lump Sum Target Bonus Payment	—	195,000	—
	COBRA Payments	8,102	16,204	—
	Vesting Acceleration of Option Awards(4)	—	977,963	977,963
	Vesting Acceleration of Restricted Stock Units(5)	—	6,262,028	6,262,028
	Benefit Total	173,102	7,781,195	7,239,991

(1)
These benefits would be payable by the Company under each named executive officer’s individual agreement(s) if his or her employment is terminated without cause or if he or she resigns for good reason and such termination or resignation does not occur during the period within three month prior to or 12 months following a change in control of the Company, subject to the respective named executive officer’s execution of an effective release and waiver of claims in favor of the Company, assuming such termination of employment took place on December 31, 2019.

(2)			These benefits would be payable by the Company under each named executive officer’s individual agreement(s) if his or her employment is terminated without cause or if he or she resigns for good reason and such termination or resignation occurs during the period within three month prior to or 12 months following a change in control of the Company, subject to the respective named executive officer’s execution of an effective release and waiver of claims in favor of the Company, assuming such termination of employment took place on December 31, 2019.

(3)			These benefits would be payable by the Company under each named executive officer’s individual agreement(s) if, in connection with a change in control of the Company, an equity award shall terminate and will not be assumed or continued by the acquiring company or substituted for a similar award of the acquiring company, assuming such change in control took place on December 31, 2019.

(4)
The value of the vesting acceleration of stock option awards is based on the difference between the closing market price of our common stock on December 31, 2019 (the last trading day of the fiscal year), which was $56.02, and the exercise price per option multiplied by the number of the unvested stock option shares subject to acceleration.

(5)
The value of the vesting acceleration of restricted stock unit awards is based on the closing market price of our common stock on December 31, 2019, which was $56.02 multiplied by the number of unvested restricted stock unit award shares subject to acceleration.

CEO Pay Ratio
Under SEC rules, we are required to provide a reasonable estimate of the ratio of the annual total compensation of Mr. Thomas, our Chief Executive Officer, to the median of the annual total compensation of our other employees. For our last completed fiscal year, which ended December 31, 2019:

•
The median of the annual total compensation of all of our employees (other than Mr. Thomas), including employees of our consolidated subsidiaries, was approximately $115,500. This annual total compensation is calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, and reflects, among other things, salary and bonus earned and aggregate “grant date fair value” of RSU awards granted during 2019.

•	Mr. Thomas' annual total compensation for 2019, as reported in the Summary Compensation Table included in this Proxy Statement, was $5,608,053.

•	Based on the above, for fiscal 2019, the ratio of Mr. Thomas' annual total compensation to the median of the annual total compensation of all employees was approximately 49 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.
The methodology, including any material assumptions, adjustments and estimates, we used to calculate the pay ratio is described below.

•	For purposes of the pay ratio calculation, we included all of our full-time, part-time and temporary employees globally as of December 31, 2019. Our workforce consisted of 1,586 employees (including individuals employed by our consolidated subsidiaries), 1,132 of whom were U.S. employees, and 454 (or approximately 29% of our total employee population as of December 31, 2019) of whom were located outside of the United States.

•
To identify the median employee from the employee population described above, we determined the sum of each employee's (i) annual base salary as of December 31, 2019 (calculated as annual base pay using a reasonable estimate of hours worked during 2019 for hourly employees and using annual base salary for our remaining employees), plus (ii) earned annual cash incentive bonus or commission, as applicable, for fiscal 2019, plus (iii) aggregate grant date fair value of equity awards (as determined in accordance with footnote 1 of the 2019 Summary Compensation Table) granted in fiscal 2019. Permanent employees who joined in 2019 were assumed to have worked for the entire year, and thus we annualized the pay of such new hires. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of all of our employees. Compensation paid in foreign currency was converted to U.S. dollars using a spot exchange rate on December 31, 2019. In determining the median compensated employee, we did not make any cost of living adjustments to the compensation paid to any employee outside of the U.S.

Once we identified our median employee, we calculated the median employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median annual total compensation disclosed above. With respect to Mr. Thomas' annual total compensation, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table.

DIRECTOR COMPENSATION
The following table sets forth information regarding the compensation earned for service on the Board during the year ended December 31, 2019 by our directors who were not also our employees. Corey Thomas, our Chief Executive Officer, is also a member of the Board, but does not receive any additional compensation for his service as a director. Mr. Thomas' compensation is described under "Executive Compensation" above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Michael Berry	55,000	174,970(3)	229,970
Marc Brown	59,355	174,970(3)	234,325
Judy Bruner	42,500	174,970(3)	217,470
Benjamin Holzman	40,163	174,970(3)	215,133
Christina Kosmowski(4)	14,552	349,951(5)	364,503
Timothy McAdam(6)	18,022	—	18,022
J. Benjamin Nye	67,444	174,970(3)	242,414
Tom Schodorf	70,000	174,970(3)	244,970

(1)
This column reflects the aggregate grant date fair value for restricted stock unit awards granted during the year as measured pursuant to ASC Topic 718 as stock-based compensation in our financial statements. The assumptions we used in valuing restricted stock unit awards are described in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020.

(2)
The table below shows the aggregate number of shares of our common stock subject to outstanding unvested restricted stock unit awards and outstanding unexercised stock option awards for each of our non-employee directors as of December 31, 2019:

Name		Stock Awards (#)	Option Awards (#)
Michael Berry		3,322	37,558
Marc Brown		3,322	45,063
Judy Bruner		3,322	4,847
Benjamin Holzman		3,322	27,558
Christina Kosmowski		5,770	—
Timothy McAdam		—	—
J. Benjamin Nye		3,322	27,558
Tom Schodorf		3,322	41,663

(3)
Represents the grant date fair value associated with a restricted stock unit award covering 3,322 shares of our common stock. The restricted stock unit award vests in full on the earlier of: (i) the date of our next annual meeting of stockholders held after June 12, 2019 or (ii) the first anniversary of June 12, 2019, in each case subject to the grantee's continued service with us through the applicable vesting date.

(4)	Ms. Kosmowski was appointed to the Board effective as of July 31, 2019.
(5)
Represents the grant date fair value associated with a restricted stock unit award covering 5,770 shares of our common stock. The restricted stock unit award vests in three substantially equal annual installments, with the first installment vesting on July 31, 2020, in each case subject to the grantee’s continued service with us through the applicable vesting date.

(6)	Mr. McAdam resigned from the Board effective as of June 12, 2019.
Non-Employee Director Compensation Policy
Overview
Our directors play a critical role in guiding our strategic direction and overseeing management. The Compensation Committee reviews pay levels for our non-employee directors on an annual basis with assistance from its compensation consultant, Compensia, which prepares a comprehensive assessment of our non-employee director compensation program. Such assessment includes comparing our current director compensation against competitive market practices using the same compensation peer group used for executive compensation purposes and an update on recent trends in director compensation. Following such review, the Board, upon recommendation of the Compensation Committee, approves any updates to the non-employee director compensation policy.
Non-Employee Director Compensation Policy
The Board has adopted a director compensation policy for our non-employee directors, which was most recently amended by the Board in February 2019 upon recommendation by the Compensation Committee. Non-employee directors receive a combination of cash and equity compensation.
Cash Compensation
Under the policy, each non-employee director receives an annual board service retainer of $35,000. The Chairman of the Board and the lead independent director, each receive an additional annual board service retainer of $20,000. The chair of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive additional annual committee chair service retainers of $20,000, $12,000 and $7,500, respectively. Other members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive additional annual committee service retainers of $7,500, $5,000 and $3,500, respectively. Each member of the Operations Committee receives an additional annual cash retainer of $30,000. The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears following the end of each calendar quarter in which the Board service occurs, pro-rated for any partial quarters of service. We also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board or any committee of the Board.
Equity Compensation
In addition to cash compensation, each non-employee director is eligible to receive restricted stock unit awards as described below under our 2015 Equity Incentive Plan.
Each non-employee director who is first elected or appointed to the Board is automatically granted an initial one-time restricted stock unit award having an aggregate grant date fair value of $350,000, which vests in three substantially equal annual installments on each of the first three anniversaries of the date of grant, provided that the applicable non-employee director is, as of such vesting date, then a director of our Company.
In addition, each continuing non-employee director as of the date of the annual meeting is automatically, on the date of each Annual Meeting of Stockholders, granted a restricted stock unit award having an aggregate grant date fair value of $175,000, which vests in full on the earlier of the first anniversary of such grant date or the date of the next annual stockholders’ meeting, provided that the applicable non-employee director is, as of such vesting date, then a director of our Company. Any such annual award shall be pro-rated for a non-employee director who has served on the Board for less than one full year at the time of grant.
Any equity awards granted to a non-employee director pursuant to this policy that are subject to vesting will become fully vested upon a change in control of the Company as long as such director is providing continuous service as of the date of such change in control. In addition, subject to and pursuant to the 2015 Equity Incentive Plan, non-employee directors may not receive in one calendar year more than (i) 55,000 shares of our common stock or (ii) such number of shares of our common stock that has a total value on the grant date equal to $750,000, whichever is greater.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2)
2011 Stock Option and Grant Plan	1,296,505	$5.81	—(3)
2015 Equity Incentive Plan	3,965,034	$14.50	1,527,807 (4)
2015 Employee Stock Purchase Plan	—(5)	—	1,559,227(6)
Equity compensation plans not approved by security holders(7)	375,350	$12.56	99,356
Total	5,636,889	$12.37	3,186,390

(1)	The weighted-average exercise price does not reflect the shares of our common stock that will be issued in connection with the settlement of restricted stock unit awards, which have no exercise price.

(2)
Does not include outstanding options to acquire 72 shares of our common stock, at a weighted-average exercise price of $1.65 per share that were granted under the RevelOps, Inc. 2014 Stock Incentive Plan (the “RevelOps Plan”), and that were assumed by us on October 13, 2015 pursuant to an Agreement and Plan of Merger and Reorganization by and among us, Rapid7 LLC, Linda Merger Sub, Inc., RevelOps, Inc. and the Securityholders’ Agent, dated as of October 9, 2015, in connection with the acquisition of RevelOps, Inc. (d/b/a Logentries). No further awards will be granted under the RevelOps Plan.

(3)	No further grants were made under the 2011 Stock Option and Grant Plan after the completion of our initial public offering on July 22, 2015.

(4)	The number of shares of our common stock reserved for issuance under the 2015 Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2025, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. Pursuant to the terms of the 2015 Equity Incentive Plan, an additional 1,996,444 shares were added to the number of available shares effective January 1, 2020.

(5)	Does not include purchase rights accruing under the 2015 Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the applicable purchase period.

(6)	The number of shares of our common stock reserved for issuance under the 2015 Employee Stock Purchase Plan will automatically increase on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2025, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 1,000,000 shares of our common stock or (iii) a lesser number of shares determined by the Board. Pursuant to the terms of the 2015 Employee Stock Purchase Plan, an additional 499,111 shares were added to the number of available shares effective January 1, 2020.

(7)	On October 8, 2015, the Compensation Committee adopted amendments to the 2015 Equity Incentive Plan to provide for the issuance of up to 1,500,000 shares of our common stock as “inducement awards” in accordance with Rule 5635(c)(4) of the Nasdaq Listing Standards, which we refer to as the “Inducement Award Subplan.” The Inducement Award Subplan was adopted without stockholder approval in reliance on the exception for “inducement awards” provided by Rule 5635(c)(4) of the Nasdaq Listing Standards.

TRANSACTIONS WITH RELATED PERSONS
Related-Person Transactions Policy and Procedures
We have a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions.
For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. In addition, a transaction, arrangement or relationship in which a related person’s participation is solely due to the related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship shall not be considered a related person transaction under our policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.
In considering related-person transactions, the Audit Committee, or other independent body of our Board, takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the availability of other sources for comparable services or products and (d) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.
Certain Related-Person Transactions
Except as described below, there have been no transactions since January 1, 2019 in which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our common stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We have also obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

Investors’ Rights Agreement
We are a party to an investors’ rights agreement with Mr. Thomas. The investors’ rights agreement, among other things, grants Mr. Thomas specified registration rights with respect to shares of our common stock held by him.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify us or your broker. Direct your written request to Rapid7, Inc., Attn: Corporate Secretary, 120 Causeway Street, Boston, Massachusetts 02114 or call us at 1-617-247-1717. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,

Peter Kaes
General Counsel and Corporate Secretary
April , 2020
A copy of our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC, is available without charge upon written request to: Rapid7, Inc., Attn: Corporate Secretary, 120 Causeway Street, Boston, Massachusetts, 02114.

APPENDIX A
Text of Proposed Amendment to the Company’s Certificate of Incorporation to Declassify the Board of Directors

The proposed amendment to the Company’s Certificate of Incorporation would revise paragraphs B and C.1 of Article V thereof as follows (new language is indicated by underlined text, and deletions are indicated by strikethroughs):
Paragraph B. of Article V of the Company’s Certificate of Incorporation be amended as follows:
“B. BOARD OF DIRECTORS
Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, until the 2023 annual meeting of stockholders, ~~following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), covering the offer and sale of Common Stock to the public (the “Initial Public Offering”),~~ the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. ~~The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective.~~ Directors elected ~~A~~at the 2020 ~~first~~ annual meeting of stockholders ~~following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years~~ shall have terms expiring at the 2023 annual meeting of stockholders. Directors elected ~~A~~at the 2021 ~~first~~ annual meeting of stockholders ~~following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years~~ shall have terms expiring at the 2022 annual meeting of the stockholders. Directors elected ~~A~~at the 2022 ~~first~~ annual meeting of stockholders ~~following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years~~ shall have terms expiring at the 2023 annual meeting of the stockholders. Commencing with the 2023 annual meeting of stockholders, the classification of the Board of Directors shall cease, and a~~A~~t each succeeding annual meeting of stockholders, directors shall be elected for terms expiring at the next annual meeting of stockholders ~~a full term of three years to succeed the directors of the class whose terms expire at such annual meeting~~ following their election.
Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.”
Paragraph C.1 of Article V of the Company’s Certificate of Incorporation be amended as follows:
“C. REMOVAL OF DIRECTORS
1. Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the Initial Public Offering, for so long as the Board of Directors is classified, neither the Board of Directors nor any individual director may be removed without cause."
Text of Proposed Amendment to the Company’s Certificate of Incorporation to Remove Certain Supermajority Voting Provisions
The proposed amendment to the Company’s Certificate of Incorporation would revise paragraph E of Article V and paragraph B of Article VIII thereof as follows (new language is indicated by underlined text, and deletions are indicated by strikethroughs):
Paragraph E.1 of Article V of the Company’s Certificate of Incorporation be amended as follows:
“E. BYLAW AMENDMENTS.
The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the Requisite Stockholders. As used herein, “Requisite Stockholders” shall mean (i) prior to June 30, 2022, the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class and (ii) on or following June 30, 2022, the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, voting together as a single class.”
Paragraph B of Article VIII of the Company’s Certificate of Incorporation be amended as follows:
“B. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Company required by law or by this Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the Requisite Stockholders ~~holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class,~~ shall be required to alter, amend or repeal Articles V, VI, VII and VIII.”

APPENDIX B
Reconciliation of Non-GAAP Financial Measures
In this Proxy Statement, we provide non-GAAP income (loss) from operations, which is a non-GAAP financial measure that represents GAAP loss from operations, excluding stock-based compensation expense, amortization of acquired intangible assets and certain other items, such as acquisition-related expenses, follow-on public offering costs and litigation-related expenses. The following table reconciles GAAP loss from operations to non-GAAP income (loss) from operations for each of the periods indicated:

	Year Ended December 31,
	2019	2018

GAAP loss from operations	$(45,995)	$(53,038)
Stock-based compensation expense	40,664	27,593
Amortization of acquired intangible assets	6,479	4,144
Acquisition-related expenses	514	115
Follow-on public offering costs	—	205
Litigation-related expenses	742	600
Non-GAAP income (loss) from operations	$2,404	$(20,381)

RAPID7 VOTE

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Annual Meeting Proxy Card

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 – 5.

1. To elect three Class II directors, Judy Bruner, Benjamin Holzman and Tom Schodorf, to hold office until the 2023 annual meeting of stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal.

Nominee	For	Withhold
01 - Judy Bruner	☐	☐
02 - Benjamin Holzman	☐	☐
03 - Tom Schodorf	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

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Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

038QWC

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Proxy — Rapid7, Inc.

2020 Annual Meeting of Stockholders on June 3, 2020

This Proxy is Solicited on Behalf of the Board of Directors of Rapid7, Inc.

The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the Annual Meeting of Stockholders of Rapid7, Inc. and hereby appoint(s) Corey Thomas and Jeff Kalowski, or any of them, as proxies of the undersigned each with the full power of substitution, and hereby authorizes them, or any of them, to represent and vote all of the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2020 Annual Meeting of Stockholders of Rapid7, Inc. to be held at 10:00 a.m. Eastern Time on June 3, 2020 virtually via the internet at http://www.meetingcenter.io/235746995. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The meeting password is RPD2020, and any postponement or adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXYHOLDERS WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS IN PROPOSAL 1, AND FOR PROPOSALS 2 - 5.

IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Items to be voted appear on reverse side.)

C Non-Voting Items

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Comments — Please print your comments below.

Meeting Attendance
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